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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SUPERIOR ESSEX INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERIOR ESSEX INC.
150 Interstate North Parkway
Atlanta, Georgia 30339

March 24, 2008

Dear Superior Essex Shareowner:

It is my pleasure to invite you to the 2008 Annual Meeting of Shareowners of Superior Essex Inc. This year's meeting will be held at Cobb Galleria Centre, Two Galleria Parkway, Suite 120, Atlanta, Georgia, on May 6, 2008 at 1:00 p.m., Eastern Time.

At this meeting, we will ask you to re-elect three directors, authorize an amendment to our incentive plan and ratify the appointment of our independent registered public accounting firm. Enclosed is the notice of annual meeting and proxy statement, describing the business we will conduct at the annual meeting. The proxy statement and the Company's 2007 Annual Report on Form 10-K provide information you should consider when you vote your shares.

Your vote is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible.

Thank you for your ongoing support of, and continued interest in, Superior Essex.

Sincerely,

STEPHEN M. CARTER Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
OF SUPERIOR ESSEX INC.

TIME AND DATE:	1:00 p.m., Eastern Time, May 6, 2008
PLACE:	Cobb Galleria Centre Two Galleria Parkway, Suite 120 Atlanta, Georgia
ITEMS OF BUSINESS:	•	Re-elect three directors to serve until the annual meeting of shareowners in 2011;
	•	Amend the Superior Essex Inc. Amended and Restated 2005 Incentive Plan to increase the number of shares available by 500,000;
	•	Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008; and
	•	Consider any other business that may properly come before the meeting.
RECORD DATE:	Only those shareowners of record at the close of business on March 10, 2008 may vote at the annual meeting.
VOTING BY PROXY:
Please submit a proxy by mailing it in the enclosed envelope as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card.

By order of the board of directors,

BARBARA L. BLACKFORD Executive Vice President, General Counsel and Secretary

March 24, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 6, 2008:

The Company's proxy statement, form of proxy card and 2007 annual report on Form 10-K are available at www.superioressex.com/2008proxy.aspx.

QUESTIONS AND ANSWERS	1
GOVERNANCE OF OUR COMPANY	4
COMPENSATION OF DIRECTORS	10
PROPOSALS REQUIRING YOUR VOTE	12
ITEM 1: ELECTION OF DIRECTORS	12
ITEM 2: AUTHORIZE AN AMENDMENT TO THE 2005 INCENTIVE PLAN	16
ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
AUDIT COMMITTEE REPORT	28
COMPENSATION DISCUSSION AND ANALYSIS	29
COMPENSATION COMMITTEE REPORT	43
COMPENSATION OF THE NAMED EXECUTIVES	43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56
OTHER INFORMATION	57
DELIVERY OF THIS PROXY STATEMENT	58
APPENDIX A—SUPERIOR ESSEX INC. POLICY REGARDING EVALUATION OF DIRECTOR CANDIDATES	A-1
APPENDIX B—SUPERIOR ESSEX INC. AMENDED AND RESTATED 2005 INCENTIVE PLAN	B-1

SUPERIOR ESSEX INC.
150 Interstate North Parkway
Atlanta, Georgia 30339

QUESTIONS AND ANSWERS ABOUT THE PROXY INFORMATION
AND THE ANNUAL MEETING

Why am I receiving these materials?

        The board of directors of Superior Essex Inc. (referred to throughout this proxy statement as "Superior Essex," the "Company," "we," "us" or "our") is providing these materials to you and the Company's other shareowners on or about March 24, 2008 in connection with our annual meeting of shareowners (the "annual meeting" or the "meeting"), which will take place on May 6, 2008. You are cordially invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. Securities and Exchange Commission ("SEC") regulations require us to provide this proxy statement when we ask you to sign a proxy card appointing proxies to vote on your behalf.

What proposals will be voted on at the meeting?

        There are three proposals that will be voted on at the meeting:

  •
  A proposal to re-elect three directors to serve until the annual meeting of shareowners in 2011;

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  A proposal to authorize an amendment to the Superior Essex Inc. Amended and Restated 2005 Incentive Plan (the "2005 Incentive Plan" or the "Plan") to increase the number of shares available by 500,000; and

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  A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008.

What are the Board's recommendations?

        The board of directors recommends a vote FOR each of these proposals.

Who is entitled to attend the meeting and vote?

        All shareowners as of the close of business on March 10, 2008, which we refer to as the record date, are entitled to notice of and to vote in person or by proxy at the meeting. On the record date, we had approximately 19,661,573 shares of common stock issued and outstanding, each of which is entitled to one vote on each proposal to be voted on at the meeting.

What level of shareowner vote is needed to approve the proposals?

        Election of Directors.    Because this director election is not a contested election, each director will be elected if he or she receives a majority of the votes cast. A "majority of the votes cast" means that the number of votes cast "for" a director exceeds the number of votes cast "against" or "withheld" from that director. "Votes cast" excludes abstentions.

        Approval of an Amendment to the 2005 Incentive Plan.    This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on this proposal.

        Ratification of Independent Registered Public Accounting Firm.    This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on this proposal.

What shares may I vote?

        You may vote all shares you owned as of the record date. These include (a) shares owned directly in your name as shareowner of record, and (b) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

How do I vote my shares at the meeting?

        If you are a "record" shareowner of common stock (that is, if you hold common stock in your own name in the Company's stock records maintained by our transfer agent, American Stock Transfer & Trust Company), you may complete and sign the accompanying proxy card and return it in the enclosed envelope. You may also attend the meeting and vote in person.

        "Street name" or "beneficial" shareowners of common stock (that is, shareowners who hold common stock through a broker, bank or other nominee) who wish to vote at the meeting will need to obtain a voting instruction form from the institution that holds their shares and to follow the voting instructions on that form. You will not be able to vote in person at the meeting unless you have obtained a signed proxy from the shareowner of record (your broker, bank or other nominee) giving you the right to vote these shares.

What happens if I do not instruct my broker how to vote or if I mark "ABSTAIN" on the proxy?

        If you mark your proxy "ABSTAIN," your vote will have no effect on the election of directors and will have the same effect as a vote against the other proposals. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on the election of our directors and ratification of the appointment of our independent registered public accounting firm. Your broker, bank or nominee does not have discretion to vote on non-routine matters, such as the proposal to amend the 2005 Incentive Plan.

What if I am a registered shareowner and I do not indicate my vote for one or more of the matters on my proxy card?

        If you are a registered shareowner and return a signed proxy card without indicating your vote, your shares will be voted:

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  for the election of the three director nominees;

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  for the amendment to the 2005 Incentive Plan; and

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  for the ratification of the selection of our independent registered public accounting firm.

Can I change my vote?

        You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the meeting and voting in person. Attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you beneficially own or hold in "street name," you may accomplish this by submitting new voting instructions to your broker, bank or other nominee.

What does it mean if I receive more than one proxy card?

        It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the votes?

        Mary Love Sullenberger, our Deputy General Counsel, will tabulate the votes and act as inspector of elections.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Superior Essex or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our board of directors. Occasionally, shareowners provide comments on their proxy card, which are then forwarded to Superior Essex management.

Where can I find the voting results of the meeting?

        We will announce the preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2008.

What happens if additional proposals are presented at the meeting?

        Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the meeting. If you grant a proxy, the people named as proxy holder, Stephen M. Carter, our Chief Executive Officer, David S. Aldridge, our Chief Financial Officer, Executive Vice President and Treasurer, and Barbara L. Blackford, our Executive Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the people named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Do I have cumulative voting rights or dissenters' rights of appraisal?

        No, you do not have the right to vote cumulatively in the election of directors and, under Delaware law, you do not have dissenters' rights of appraisal in connection with the matters to be voted upon at the meeting.

Who will bear the costs of soliciting votes for the meeting?

        We are making the solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing and distributing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have engaged Georgeson Inc. to assist us in the solicitation of proxies. We expect to pay Georgeson approximately $8,000 for these services plus expenses. In addition, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

May I propose actions for consideration at next year's annual meeting of shareowners or nominate individuals to serve as directors?

        You may submit proposals for consideration at future shareowners meetings, including director nominations. For business to be considered at next year's annual meeting, you must submit timely notice in writing to Barbara L. Blackford, Corporate Secretary, at the Company's headquarters. For shareowner proposals you wish to have included in the Company's proxy statement for next year's meeting, written notice must be received by our Secretary by the close of business on November 24, 2008. Such proposals will need to comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials.

        In order for a shareowner proposal which is not included in the proxy statement to be raised from the floor during next year's annual meeting, our by-laws require that written notice must be received by us on or between January 6, 2009 and February 5, 2009. Our by-laws do not require us to include such proposals in our proxy statement for next year's meeting. Our by-laws, which include the specific requirements that must be included in any notice of business to be brought before the next annual meeting, may be accessed on our website, www.superioressex.com, or may be obtained from our Secretary upon request.

GOVERNANCE OF OUR COMPANY

General

        We believe sound governance principles are essential to maintaining the confidence of investors. We also believe sound governance principles are vital in securing the trust of other key stakeholders and interested parties—including customers, employees, recruits, suppliers, vendors, government officials and the communities in which we do business. Our corporate governance policies establish a framework for the proper operation of our Company, consistent with our shareowners' best interests and the requirements of law.

        We are committed to rigorously and diligently exercising our oversight responsibilities throughout the Company, managing our affairs consistently with the highest principles of business ethics and meeting or exceeding the corporate governance requirements of both federal law and the Nasdaq Stock Market ("Nasdaq"). The steps we have taken to fulfill this commitment include:

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  Our board has adopted clear corporate governance principles;

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  The charters of our standing board committees—the audit committee, the governance and nominating committee, the compensation committee and the health, safety and environmental committee—clearly establish their respective roles and responsibilities;

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  A significant majority (2/3rds) of our board members are required to be independent of the Company and its management—with standards for independence that are more stringent than Nasdaq requirements;

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  We have an independent board chair;

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  All members of our audit, governance and nominating and compensation committees are independent;

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  The non-employee directors meet regularly without the presence of management, and, at least twice a year, the independent directors meet without the presence of management or the directors who are not independent;

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  Our board has established an annual self-evaluation process;

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  We have adopted a Code of Ethics and our compliance officer oversees our compliance program and reports on the program to our governance and nominating committee;

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  We have a hotline available to employees and others to report potential issues and, to the extent permitted by local law, our audit committee has procedures in place for anonymous reporting of accounting, internal controls or auditing matters;

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  We have adopted a policy to provide shareowners a vehicle to communicate directly with our board;

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  We have adopted a process for evaluating director nominees;

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  We have adopted a majority voting bylaw and policy for uncontested elections of directors; and

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  Our internal control function maintains a key role in overseeing our business and financial processes and controls and has direct access to and oversight from our audit committee.

        Our commitment to sound corporate governance policies and practices is embodied in our governance principles, our committee charters and our Code of Ethics, which may be accessed on our website, www.superioressex.com.

Independence

        Pursuant to our governance principles, the board of directors annually considers whether a director or nominee has any relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making independence determinations, the board of directors observes all criteria for independence established by law and applicable listing standards and the other standards for independence set forth in our governance principles, which are available on the Company's website at www.superioressex.com. The board of directors has determined that each of our directors other than Messrs. Carter and Gounot meets these standards of independence. As described in more detail under "Certain Relationships and Related Transactions," Mr. Gounot is the principal of DG Network, which has a consulting agreement with the Company. Fees under the agreement in 2008 and thereafter are $210,000 annually. The consulting agreement was approved by the disinterested directors of our board of directors. In approving the relationship, the board considered that the agreement would result in Mr. Gounot not being considered an independent director, but decided that Mr. Gounot's unique experiences and skills, as described under "Certain Relationships and Related Transactions," make the consulting agreement in the best interests of the Company and its shareowners.

        In the course of the board of directors' determination regarding the independence of each non-management director, it considered that, in the ordinary course of business, transactions may occur between the Company or its subsidiaries and companies or other entities where family members of our directors may have positions. The husband of Stephanie Bergeron, a member of our board of directors, is a partner at Ernst & Young LLP ("E&Y") in the United States. We engage E&Y to provide consulting services, primarily with respect to internal audit matters in Europe. In 2007, we paid E&Y approximately $665,000. Ms. Bergeron's husband is not involved in providing services to us, Ms. Bergeron has no role in the selection of E&Y to provide services, the fees represent less than 1/10th of 1% of the revenues of both organizations and our relationship with E&Y existed prior to Ms. Bergeron's election to our board of directors. Our governance and nominating committee approved such services and the board of directors has determined that such services did not affect Ms. Bergeron's independence as a director.

        During a portion of 2007, the son of James Guthrie, a member of our board of directors, was an employee of Deloitte & Touche LLP ("D&T") working in its Global Employment Services group in New York. D&T served as our independent auditors until May 18, 2007, and we paid D&T approximately $2.9 million in 2007. The selection of D&T pre-dated Mr. Guthrie's election to our board and his son's employment by D&T, the fees represent less than 1/10th of 1% of the revenues of both organizations and Mr. Guthrie's son was not involved in providing services to us. The Company terminated D&T's engagement as our principal independent registered public accounting firm last year. Our audit and governance and nominating committees approved the engagement and our board has determined that such services did not affect Mr. Guthrie's independence as a director.

Majority Voting Standard For Election of Directors

        We are committed to the principle that directors should serve only if they receive the vote of a majority of the shares voted in an uncontested election. To implement this principle, we have adopted a majority voting bylaw and policy.

        Our bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. A "majority of votes cast" means that the number of shares voted "for" a director nominee exceeds the number of votes cast "against" or "withheld" from that nominee. "Votes cast" excludes abstentions. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

        Our bylaws provide that in order for any person to become a nominee for election or reelection as a director, they must submit an irrevocable resignation, which becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election, and (ii) acceptance by the board of directors of that resignation. In the event a director nominee fails to receive the required vote for re-election, the governance and nominating committee of the board of directors will consider the resignation offer and recommend to the board the action to be taken with respect to such offered resignation. The board's policy is to act on the governance and nominating committee's recommendation within 90 days following certification of the shareowner vote.

Board and Board Chair

        Superior Essex is managed under the direction of our board of directors. The board is elected by shareowners to objectively oversee management, to assure the long-term interests of the shareowners are being served and to set a "tone at the top" that is designed to promote corporate accountability.

  Board Chair

        Monte R. Haymon currently serves as independent chair of the board, a position elected by the members of the board of directors. Key responsibilities of the chair include:

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  chairing meetings of the shareowners;

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  chairing meetings of the board of directors;

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  chairing sessions of the independent directors;

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  establishing an agenda for each board of directors meeting after considering the recommendations of management and input from other members of the board of directors;

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  overseeing processes for providing members of the board of directors with information about the condition of the Company, its businesses and the environment in which it operates; and

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  facilitating and encouraging constructive and useful communication between management and the board of directors.

        Mr. Haymon also serves as chair of our governance and nominating committee. In such capacity, he oversees the review, administration and monitoring of our corporate governance principles.

  Meeting Attendance

        During 2007, there were ten meetings of the board of directors (including regularly scheduled and special meetings). All incumbent directors attended at least 75% of the aggregate of the total number of meetings of the board and the board committees on which they served.

        Executive sessions of non-management directors are held incident to regular board meetings, and, consistent with Nasdaq's listing standards, at least twice a year the independent directors meet without the presence of management or the directors who are not considered independent.

        As a general matter, members of the board of directors are expected to attend the Company's annual meetings of shareowners. All directors attended the Company's 2007 annual meeting except Mr. Lewis.

  Board Committees

        At December 31, 2007, our board had three standing committees: the audit, compensation and governance and nominating committees. In March 2008, our board of directors established a health, safety and environmental committee. Each committee operates under a written charter adopted by our board. These charters are available on our website at www.superioressex.com. The membership of these committees and their function are described below. The committee charters for the audit, governance and nominating and compensation committees require all members to be "independent" under our governance principles and applicable laws and listing standards. Our board has determined that all of the members of these committees are independent and meet these standards.

        The table below provides membership for each of our committees:

	Audit	Compensation	Governance and Nominating	Health, Safety and Environmental
Stephanie W. Bergeron	✓			✓
Denys Gounot				✓
James F. Guthrie	✓			✓
Monte R. Haymon		✓	Chair
Andrew P. Hines	Chair
Thomas H. Johnson		Chair	✓	Chair
Perry J. Lewis		✓	✓
Joseph M. O'Donnell	✓	✓

        Audit Committee.    The audit committee, which held six meetings during fiscal year 2007, is appointed by the board to oversee our accounting and financial reporting processes and the audits of the Company's financial statements. The audit committee assists the board in monitoring:

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  the integrity of our financial statements;

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  our independent registered public accounting firm's qualifications and independence;

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  the performance of our internal audit function and independent registered public accounting firm; and

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  those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company's financial condition and reporting.

        Each member of the audit committee is independent and meets certain experience and financial literacy requirements under the Securities Exchange Act and the rules and regulations of Nasdaq and the SEC. Our board has determined that at least one director, Mr. Hines, has the background to be considered an "audit committee financial expert" as that term is defined by the SEC.

        Compensation Committee.    The compensation committee, which held ten meetings during fiscal year 2007, is appointed by the board to assist the board with fulfilling its responsibilities with respect to compensation of executives and directors, executive succession planning and oversight of certain benefit plans. The compensation committee:

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  has the authority and responsibility of establishing an executive compensation strategy that appropriately rewards executive officers, aligns the interests of executive officers and shareowners and motivates executive officers to achieve the Company's business objectives;

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  recommends and administers executive compensation plans, programs and arrangements including review and approval of corporate and individual goals and objectives relevant to executive officers, including the Chief Executive Officer;

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  reviews and approves the individual elements of compensation for executive officers, including base pay, annual incentives, long-term incentives, benefits and other elements of total compensation (subject to review by the board in the case of the Chief Executive Officer);

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  reviews, recommends and administers equity-based compensation plans, subject to the limitations set forth in the applicable plans or programs, and has authority to make equity awards to employees;

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  has the authority and responsibility of reviewing and recommending to the board of directors employment, severance and other similar agreements and arrangements for the Chief Executive Officer and approving such agreements and arrangements for other executive officers;

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  discharges the board's responsibilities with respect to employee pension or welfare benefit plans sponsored by the Company;

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  reviews the Company's plans for succession of senior executives; and

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  reviews and evaluates compensation of non-employee directors and recommends changes or plans to the board.

        Governance and Nominating Committee.    The governance and nominating committee, which held eight meetings during fiscal year 2007, is responsible for:

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  identifying and recommending nominees for election and re-election to the board and recommending candidates for appointment to committees of the board;

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  reviewing and making recommendations to the board regarding principles of corporate governance, administering and monitoring such principles and performing a leadership role in shaping our corporate governance;

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  establishing and administering processes to evaluate board, committee and director effectiveness;

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  reviewing any potential conflict of interest involving directors or executive officers; and

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  monitoring the effectiveness of the Company's ethics and legal compliance program.

        Health, Safety and Environmental Committee.    The health, safety and environmental committee is responsible for:

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  reviewing the Company's principal risks related to health, safety and environmental compliance with applicable laws and Company policies and other operational compliance and permitting risks referred to the committee by the governance and nominating committee;

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  reviewing the Company's policies and procedures for identifying, assessing and managing such risks;

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  monitoring the effectiveness of the Company's procedures to ensure compliance with relevant laws and Company policies related to such risks; and

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  monitoring regulatory developments and emerging issues related to health, safety and environmental and other operational permits.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, none of the members of our compensation committee had any relationships with the Company or another entity that require disclosure under the proxy rules and regulations promulgated by the SEC as compensation committee interlocks or insider (employee) participation during the period covered by this proxy statement.

Communicating with Our Directors

        Any shareowner who desires to contact the independent members of our board of directors may do so by sending an email to board.of.directors@spsx.com or in writing to the independent directors c/o Corporate Secretary at the Company's headquarters. The Secretary will distribute any such communications (as she deems appropriate) to our board, or to an individual director, depending on the facts and circumstances outlined in the communication.

Consideration of Director Nominees

        Our governance and nominating committee will consider written proposals from shareowners for director candidates so long as each such proposal is submitted in accordance with the provisions of our by-laws for submission of shareowner proposals. These procedures provide that nominations for director candidates must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of a shareowner's nomination no later than the 90th day and no earlier than the 120th day in advance of the first anniversary of the prior year's annual meeting. For the 2009 annual meeting, nominations must be received no later than February 5, 2009 and no earlier than January 6, 2009. The nomination must also include specified information about the nominee and the consent of the nominee to serve as a director if elected. Our by-laws may be accessed on our website, www.superioressex.com, or may be obtained from our Secretary upon request. The governance and nominating committee will follow the same procedures and use the same criteria in evaluating candidates recommended by shareowners as it does those identified by the committee or the board of directors.

        In evaluating director candidates, the governance and nominating committee will consider each individual in the context of the board of directors as a whole and will apply the criteria it deems appropriate, including those described in Appendix A. In evaluating whether to recommend a director for re-election, the governance and nominating committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the board.

        Following a discussion of a candidate's qualifications, and taking into consideration the information gathered during the evaluation process and the needs of the board of directors and the Company at the time, the governance and nominating committee will decide whether to recommend a potential nominee to the board of directors for election or re-election. Final selection of a nominee recommended by our governance and nominating committee is determined by the full board.

COMPENSATION OF DIRECTORS

Summary Compensation Table

        The following table provides information about the compensation earned by our non-employee directors during 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Stephanie W. Bergeron	$80,000	$79,907	—	—	—	$3,000(3)	$162,907
Denys Gounot	70,000	102,833	—	—	—	200,000(4)	372,833
James F. Guthrie	81,000	102,833	—	—	—	—	183,833
Monte R. Haymon, Chair	174,000	138,910	$9,310	—	—	—	322,220
Andrew P. Hines	72,750	152,767	—	—	—	—	225,517
Thomas H. Johnson	105,000	62,816	—	—	—	1,500(3)	169,316
Perry J. Lewis, III	85,000	128,433	—	—	—	—	213,433
Joseph M. O'Donnell	89,000	79,907	—	—	—	—	168,907

(1)
Consists of the amounts described below:

Director	Role	Basic Annual Retainer ($)		Supplemental Retainer ($)		Meeting Fees ($)
Bergeron	Audit Committee Member	$50,000		$5,000		$25,000
Gounot	Director	50,000		—		20,000
Guthrie	Audit Committee Member	50,000		5,000		26,000
Haymon	Board Chair, Governance Committee Chair and	50,000		85,000		39,000
	Compensation Committee Member
Hines	Audit Committee Chair	50,000	*	15,000	*	24,000
Johnson	Compensation Committee Chair and Governance Committee Member	50,000		15,000		40,000
Lewis	Compensation and Governance Committee Member	50,000		—		35,000
O'Donnell	Audit and Compensation Committee Member	50,000		5,000		34,000

  *
  Mr. Hines elected to take 25% of his annual and supplemental retainers for 2007 in the form of restricted stock units, as reflected in the tables in footnote (2) below.

(2)
The amounts included in the table for each award include the amount recorded as expense in our income statement for 2007. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R) or, with respect to awards granted prior to 2006, in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation (which we refer to as FAS 123). The assumptions used in determining the grant date fair values of option awards granted in 2004 are set forth in the footnotes to the Company's financial statements for 2004, which are included in our Annual Report on Form 10-K for 2004, filed with the SEC. The awards for which expense is shown in this table include the awards described below, which were granted in 2007, as well as awards granted prior to 2007 for which we continued to recognize expense in 2007.

The following table shows the restricted stock units ("RSUs") awarded to each director during 2007, and the aggregate grant date fair value for each award.

Director	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)		Full Grant Date Fair Value of Award ($)
Bergeron	May 4, 2007	2,115		$74,956
Gounot	May 4, 2007	2,115		74,956
Guthrie	May 4, 2007	2,115		74,956
Haymon	May 4, 2007	2,115		74,956
Hines	May 4, 2007	2,115		74,956
	May 4, 2007	555	*	19,669
Johnson	May 4, 2007	2,115		74,956
Lewis	May 4, 2007	2,115		74,956
O'Donnell	May 4, 2007	2,115		74,956

    *
    These are RSUs that Mr. Hines elected to receive in lieu of cash retainer, as discussed in footnote (1) above. The RSUs will convert to shares of common stock three months after Mr. Hines terminates his service as a director.

The following table shows the aggregate numbers of shares of restricted stock, RSUs and options held by each director as of December 31, 2007:

Director	Restricted Stock	RSUs	Options
Bergeron	—	2,115	—
Gounot	1,667	2,115	7,000
Guthrie	1,667	3,500	7,000
Haymon	1,667	2,115	37,500
Hines	1,667	4,535	7,000
Johnson	—	2,115	—
Lewis	1,667	3,500	7,000
O'Donnell	—	2,115	—
(3)
Includes matching charitable contributions made by the Company on behalf of Ms. Bergeron and Mr. Johnson.

(4)
Includes compensation related to Mr. Gounot's consulting arrangement with us, as described on page 12.

Director Compensation Plan

        Our Amended and Restated Director Compensation Plan, which we refer to as the "director compensation plan," provides for both cash and equity compensation for our non-employee directors. The principal features of the director compensation plan as in effect for 2007 are described below. Our compensation committee reviews the director compensation plan on an annual basis.

        Annual Retainers.    All non-employee directors receive an annual board retainer fee of $50,000. In addition, the director compensation plan provides for the following supplemental annual retainers:

Position	Supplemental Annual Retainer
Board Chair	$80,000
Audit Committee Chair	15,000
Compensation Committee Chair	15,000
Governance and Nominating Committee Chair	5,000
Audit Committee Members	5,000

        Meeting Fees.    The director compensation plan provides for meeting fees for non-employee directors as follows:

  •
  $2,000 for each board meeting;

  •
  $2,000 for each committee meeting held in person and not in connection with a board meeting; and

  •
  $1,000 for each committee meeting held in connection with a board meeting or held by teleconference.

        Equity Awards.    The director compensation plan provides for annual equity awards to non-employee directors in the form of restricted stock units (RSUs). The amount of RSUs granted is approximately equal in value to the estimated annual cash compensation (currently $75,000). Each RSU represents the right to receive one share of Company common stock. The RSUs generally vest in full one year after the date of grant, or earlier upon the director's death, disability or retirement or the director's termination from the board for any reason within one year after a change of control of the Company. If a director otherwise leaves the board prior to vesting, a pro rata portion of his or her RSUs will vest. Upon joining our board, new directors receive an initial award of RSUs in an amount approximately equal in value to $75,000.

        The director compensation plan provides directors the ability to elect to receive all or a portion (in 25% increments) of their total annual retainers (the basic annual retainer plus supplemental annual retainers for board and committee chairs) in the form of stock options or RSUs.

        Benefits.    We reimburse each non-employee director for expenses associated with attending board and committee meetings and other board-related activities. We also have a charitable gift matching program in which the Company matches a director's or employee's qualifying contributions up to $1,500 per year. Non-employee directors do not receive other benefits from the Company.

        Consulting Arrangement with Denys Gounot.    Denys Gounot is the owner of DG Network, which provided consulting services to us in connection with our European magnet wire joint venture with Nexans in 2005. On February 16, 2007, we entered into a new consulting agreement with DG Network. The consulting agreement was approved by our disinterested directors. Our board determined that under its governance principles, applicable law and Nasdaq listing standards, payments made to DG Network under the consulting agreement resulted in Mr. Gounot's not being considered an "independent director," but that Mr. Gounot's unique experiences and skills made the consulting agreement in the best interests of the company and its stockholders. Pursuant to the consulting agreement, DG Network received an annual fee of $200,000 in 2007, payable in equal monthly installments in advance, for providing consulting services to Essex Europe SAS (formerly Essex Nexans Europe SAS) and as payment to Mr. Gounot for serving as chair of Essex Europe SAS. We reimburse DG Network and Mr. Gounot for reasonable travel and out-of-pocket expenses incurred in connection with the provision of consulting services or serving as board chair of Essex Europe SAS. The consulting agreement was amended and restated as of February 25, 2008 to increase the annual fee from $200,000 to $210,000. This amendment was approved by our governance and nominating committee.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1: ELECTION OF DIRECTORS

        We have a staggered board of directors with nine members. Our board is divided into three classes, as nearly equal in size as possible, with the term of office of each class ending in successive years. The terms of office of directors in Class I and Class III expire at the 2010 and 2009 annual meetings of shareowners, respectively. The terms of the directors in Class II, of which there are currently three, Ms. Bergeron, Mr. Johnson and Mr. Lewis, expire at this annual meeting.

Nominees for Class II Director

        The following information is provided with respect to the nominees for election as Class II directors at the annual meeting.

Nominees to serve until Annual Meeting in 2011

        Stephanie W. Bergeron, age 54, has been a member of our board of directors since October 6, 2006. Ms. Bergeron has been the President and Chief Executive Officer of Walsh College since January 2007 and served as interim President from September 2006 through January 2007. Ms. Bergeron has also served as the President and Chief Executive Officer of Bluepoint Partners LLC, a consulting firm, since December 2004. Prior to that time, Ms. Bergeron was Senior Vice President, Corporate Financial Operations, of The Goodyear Tire & Rubber Company, a manufacturer of tires, rubber products and chemicals, from December 2001 to December 2003, and Vice President and Treasurer of Goodyear from December 1998 through December 2001. Ms. Bergeron is also a director of Sun Communities, Inc., a real estate investment trust.

        Thomas H. Johnson, age 58, has been a member of our board of directors since December 7, 2005. Mr. Johnson retired in November 2005 as Chairman and Chief Executive Officer of Chesapeake Corporation, a leading international supplier of value-added specialty paperboard and plastic packaging. He joined Chesapeake in 1997 as President and Chief Executive Officer, and was named Chairman in 2000. He is also a director of Coca-Cola Enterprises, the world's largest marketer, producer and distributor of Coca-Cola products, Mirant Corporation, a competitive energy company that produces and sells electricity in North America, Universal Corporation, a diversified company with operations in tobacco processing, lumber and other agri-products, and CMGI, Inc., a company which provides industry-leading global supply chain management services and venture capital.

        Perry J. Lewis, age 70, has been a member of our board of directors since November 10, 2003. Mr. Lewis has been a senior managing director of Heartland Industrial Partners LLC, a leveraged buyout firm, since February 2006 and from 2000 to 2001. From 2001 to February 2006, Mr. Lewis was an advisory director of CRT Capital Group LLC, an institutional securities research and brokerage firm, and was a founder and, from 1980 to 2001, partner of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm. Mr. Lewis is also a director of Clear Channel Communications, Inc., a diversified media company.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREOWNERS VOTE "FOR" EACH OF THE NOMINEES FOR CLASS II DIRECTORS.

Continuing Directors

        The following information is provided with respect to our continuing directors who are not standing for election as directors at the annual meeting.

Directors serving until Annual Meeting in 2009

        Monte R. Haymon, age 70, has been a member of our board of directors since November 10, 2003 and has been our non-executive Chairman of the Board since January 2004. Mr. Haymon was Chairman of the Board of Sappi Fine Paper North America ("Sappi"), a manufacturer of coated and specialty paper products, from January 2002 until his retirement in December 2002. He previously served as Sappi's President and Chief Executive Officer from 1995 to January 2002.

        Andrew P. Hines, age 68, has been a member of our board of directors since November 10, 2003. Mr. Hines has been a principal of Hines and Associates, a financial management consulting firm since September 2006 and from 2000 until October 2005. Mr. Hines served as Vice President and Chief Financial Officer of GenTek Inc., a manufacturer of industrial components and performance chemicals from October 2005 to September 2006. From October 2000 to October 2001, Mr. Hines was Executive Vice President and Chief Financial Officer of Ardent Communications, Inc. (f/k/a CAIS Internet), a

provider of broadband access and bundled data services, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in October 2001. Mr. Hines was Executive Vice President and Chief Financial Officer from October 1997 to February 2000, and Executive Vice President, Strategic Planning and Business Development from February 2000 to June 2000, of Outboard Marine Corporation, a manufacturer of recreational boats and marine engines, which filed a voluntary Chapter 11 petition in December 2000.

        Joseph M. O'Donnell, age 61, has been a member of our board of directors since October 6, 2006. Mr. O'Donnell was the Chief Executive Officer and President of Artesyn Technologies, Inc., a provider of power conversion equipment and subsystems to the communications industry from July 1994 through April 2006. Mr. O'Donnell also served as Co-Chairman of the Artesyn board of directors from December 1997 to May 2003 and Chairman from May 2003 to April 2006, when the company was acquired by Emerson Electric Company. Mr. O'Donnell is a director of Parametric Technology Corporation, a leading maker of mechanical computer-aided design, manufacturing and engineering software and Comverse Technology, Inc., a company engaged in the design, development, manufacturing, marketing, and support of software, systems, and related services for multimedia communications and information processing applications.

Directors serving until Annual Meeting in 2010

        Stephen M. Carter, age 54, has been our Chief Executive Officer since November 10, 2003 and our President since May 2004. Mr. Carter became a member of our board of directors upon assuming his role as Chief Executive Officer in November 2003. From July 2000 until November 2002, Mr. Carter was President and Chief Executive Officer of Cingular Wireless, a provider of wireless services. Mr. Carter has served in various positions with SBC Communications (now AT&T Inc.) and its predecessor company, Southwestern Bell, including President and Chief Executive Officer of SBC Wireless, President of SBC Strategic and Special Markets and President/Chief Executive Officer of Southwestern Bell Telecom. Mr. Carter also serves on the board of directors of The Corporate Executive Board Company, a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues.

        Denys Gounot, age 54, has been a member of our board of directors since November 10, 2003. Since October 21, 2005, Mr. Gounot has served as Chairman of Essex Europe SAS, the holding company for the Company's European magnet wire operations. He has been a principal of DG Network, a strategic advisory firm, since 2003. DG Network provides services to the Company as described under Certain Relationships and Related Transactions on pages 56-57. From 1999 through 2001, Mr. Gounot held various positions as an officer with Lucent Technologies Inc., a provider of communications networks for communications service providers, including President of Lucent's optical fiber division.

        James F. Guthrie, age 63, has been a member of our board of directors since November 10, 2003. Mr. Guthrie has been an executive consultant, principally to media and early-stage telecom enterprises, since 1999. Prior to that time, Mr. Guthrie was, from 1995 to 1999, Executive Vice President and Chief Financial Officer of IXC Communications, Inc. (now Broadwing Communications), a network based communications services provider, from 1993 to 1995, Vice President and Chief Financial Officer of Times Mirror Company, and, from 1982 to 1993, Senior Vice President and Chief Financial Officer of Times Mirror Cable Television, Inc.

Executive Officers

        The following information is provided with respect to our executive officers, other than Mr. Carter who is referenced above.

        David S. Aldridge, age 53, has been our Executive Vice President since March 2004 and our Chief Financial Officer and Treasurer since November 10, 2003. Mr. Aldridge was Chief Financial Officer and

Treasurer of Superior TeleCom from 1996 to November 9, 2003 and Chief Restructuring Officer of Superior TeleCom from January 2003 to November 9, 2003. Mr. Aldridge was Chief Financial Officer of The Alpine Group, Inc. from November 1993 to May 2003 and Treasurer of The Alpine Group, Inc. from January 1994 through April 2001.

        Debrah Baker-Oliver, age 48, has been our Senior Vice President of Corporate Administrative Services since March 2004. She is responsible for all aspects of human resources including compensation and benefits, labor relations, and employee communications. In addition, Ms. Baker-Oliver is responsible for information technology, real estate, security and environmental controls. Prior to joining Superior Essex, Ms. Baker-Oliver served as Executive Director of Corporate Real Estate for Cingular Wireless in Atlanta, Georgia. Ms. Baker-Oliver also served in various positions with SBC Communications (now AT&T Inc.) in Dallas, Texas and St. Louis, Missouri including Vice President of Interconnection and Director of Wholesale Marketing and Planning, in addition to senior positions in human resources and labor relations.

        Barbara L. Blackford, age 51, has been our Executive Vice President, General Counsel and Secretary since April 14, 2004. From September 2000 to March 2004, Ms. Blackford was Vice President, General Counsel and Secretary of AirGate PCS, Inc., a PCS Affiliate of Sprint, and iPCS, Inc., a wholly owned subsidiary of AirGate PCS, Inc. iPCS, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in February 2003. From October 1997 to September 2000, Ms. Blackford was Associate General Counsel and Assistant Secretary at Monsanto Company, serving in a variety of roles, including as head of the corporate securities and mergers and acquisitions law groups and General Counsel of Cereon Genomics. Prior to joining Monsanto Company, Ms. Blackford was a partner with the private law firm Long Aldridge & Norman LLP (now known as McKenna Long & Aldridge LLP) in Atlanta, Georgia and was a partner with the law firm Kutak Rock. Ms. Blackford is a member of the board of directors of the Society of Corporate Secretaries and Governance Professionals.

        Justin F. Deedy, Jr., age 52, has been an Executive Vice President of our Company and President of our Communications Group since November 10, 2003. Since February 2008, his role was expanded to include Executive Vice President—Business and Corporate Development. He was Executive Vice President of Superior TeleCom and President of Superior TeleCom's subsidiary that comprised its communications cable segment from June 1999 to November 9, 2003. Prior thereto, Mr. Deedy was Senior Vice President of Superior TeleCom from July 1996 to June 1999 and President of Superior TeleCom's wholly owned subsidiary, Superior Telecommunications Inc., from July 1993 to December 1999, when Superior Telecommunications Inc. was merged with and into another wholly owned subsidiary of Superior TeleCom as part of an internal reorganization.

        Tracye C. Gilleland, age 49, has been our Senior Vice President of Finance and Corporate Controller since April 2004. Prior to her current role, Ms. Gilleland served as Vice President—Corporate Controller of Superior Telecom. Prior thereto, Ms. Gilleland served as Vice President—Finance and in other financial roles since joining the organization in 1981.

        H. Patrick Jack, age 56, has been our Executive Vice President since March 2004 and President of Essex Asia Pacific since August 13, 2007. He was President of our subsidiary, Essex Group, Inc., that comprises the North American magnet wire and distribution segment from November 10, 2003 to August 12, 2007. Mr. Jack was President of Superior TeleCom's subsidiary that comprised its magnet wire and distribution segment from August 2002 to November 9, 2003. Prior thereto, Mr. Jack was a consultant to a successor company of Aristech Chemical Corporation, a chemicals and plastics business, from January 2002 to March 2002, and President and Chief Operating Officer of Aristech from 1998 to 2001.

        J. David Reed, age 43, has been our Executive Vice President and President, Essex Group North America, since August 13, 2007. From 1996 to 2006, Mr. Reed held various positions within Newell Rubbermaid, including President of Little Tikes, Group Vice President, Operations of the Home & Family

Group, President of Anchor Hocking Glass Corp., Vice President, Operations and Supply Chain of Calphalon Wearever and Director of Materials of Stuart Hall Company.

        Four of our executive officers, Messrs. Aldridge, Deedy and Jack and Ms. Gilleland, were previously employed by our predecessor Superior TeleCom Inc., which filed for reorganization under Chapter 11 of the United States Bankruptcy Code on March 3, 2003. The plan of reorganization, pursuant to which we acquired the business of Superior TeleCom, became effective on November 10, 2003.

ITEM 2: AUTHORIZE AN AMENDMENT TO THE 2005 INCENTIVE PLAN

        The Company currently maintains the 2005 Incentive Plan, which was originally approved by the shareowners on May 3, 2005 and was amended and restated with the approval of the shareowners on May 3, 2007. We also will maintain the 2003 Stock Incentive Plan (the "2003 Incentive Plan") until all outstanding awards thereunder are exercised or expire, but we will not make any further awards under the 2003 Incentive Plan. On March 12, 2008, our board of directors adopted certain changes to the 2005 Incentive Plan that are procedural in nature and do not require shareowner approval. These changes are described below under "Acceleration Upon Certain Events" and "Code Section 409A Amendments." On March 12, 2008, our board of directors also adopted, subject to approval by the shareowners at the annual meeting, an amendment to the 2005 Incentive Plan to increase the number of shares that may be issued under the Plan by 500,000 shares (the "Share Authorization Amendment").

        As of February 29, 2008, there were approximately 4,500 of the Company's employees, officers, directors and consultants eligible to participate in the Plan. As of that date, there were 821,907 shares of our common stock subject to outstanding awards and 562,849 shares of our common stock were reserved and available for future awards under the Plan. If the Share Authorization Amendment is not approved by the shareowners at the annual meeting, the Plan will remain in effect in accordance with its terms as in effect immediately prior to the March 12, 2008 board action, but including the procedural amendments described below under "Acceleration Upon Certain Events" and "Code Section 409A Amendments."

Limitation on Annual "Burn Rate"

        In order to address potential shareowner concerns regarding the number of equity awards that may be granted under the Plan, in 2007 the compensation committee adopted a policy, which remains in effect, providing that equity-based awards granted by the Company during calendar years 2007, 2008 and 2009 (other than grants assumed or substituted in a merger or acquisition) will be structured such that the Company's average annual burn rate for such years will not exceed 2.57%. For this purpose, the "burn rate" for any year means the total number of shares of Company common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that year, divided by the Company's total number of shares of common stock issued and outstanding as of the end of that particular year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of awards other than options or stock appreciation rights shall be counted as two shares for each share actually issuable in respect of the award (or such lower multiplier for "full value awards", including performance shares, as is consistent with Institutional Shareholder Services governance policies in effect at the time of grant or calculation). Shares underlying performance share awards will not be included in the burn rate until the year in which such shares are earned and then only to the extent so earned. Awards settled in cash will not be included in the calculation of burn rate.

Summary of the Plan as Proposed to be Amended

        The following is a summary of the provisions of the 2005 Incentive Plan, including the 409A Amendments and as proposed to be amended by the Share Authorization Amendment. This summary is qualified in its entirety by the full text of the 2005 Incentive Plan, as proposed to be amended, which is attached to this proxy statement as Appendix B.

        Purpose.    The purpose of the 2005 Incentive Plan is to focus management on business performance that creates shareowner value, encourage innovative approaches to the business of the Company, reward for results, encourage ownership of Company common stock by management and encourage taking appropriate risks with an opportunity for higher reward.

        Administration.    The 2005 Incentive Plan is administered by the compensation committee of the board of directors. The compensation committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Incentive Plan; and make all other decisions and determinations that may be required under the Plan. The board of directors may at any time administer the 2005 Incentive Plan. If it does so, it will have all the powers of the compensation committee under the Plan.

        Shares Available for Awards.    The proposed Share Authorization Amendment would increase the number of shares that may be issued under the Plan by 500,000 shares. Following approval of the Share Authorization Amendment, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2005 Incentive Plan will be (i) 500,000, plus (ii) shares underlying awards outstanding under the 2005 Incentive Plan as of May 6, 2008, plus (iii) shares remaining available for issuance, if any, under the 2005 Incentive Plan as of May 5, 2008 (including shares added back pursuant to the share-counting provisions described below), plus (iv) a number of additional shares underlying awards outstanding under the 2003 Incentive Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, plus (v) a number of additional shares delivered or withheld on or after May 3, 2007 to cover the exercise price and/or satisfy tax withholding obligations with respect to awards outstanding under the 2003 Incentive Plan. As of February 29, 2008 there were 821,907 shares subject to outstanding awards and 562,849 shares remaining available for issuance under the Plan.

        Share Counting.    The Plan currently provides for shares issued under the Plan to be added back to the Plan share reserve under certain circumstances, including (i) shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, (ii) shares underlying awards that are ultimately settled in cash, (iii) shares withheld from an award to satisfy minimum tax withholding requirements, (iv) shares delivered to pay the exercise price of an option and (v) shares underlying performance awards that are unearned.

        Eligibility.    The 2005 Incentive Plan permits the grant of incentive awards to employees, officers, and non-employee directors of the Company and its affiliates as selected by the compensation committee. As of February 29, 2008, the number of eligible participants was approximately 4,500. The number of eligible participants may increase over time based upon future growth of the Company and its affiliates.

        Awards to Non-Employee Directors.    Awards granted to the Company's non-employee directors will be made only in accordance with the terms, conditions and parameters of the Company's director compensation plan, or any successor plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the compensation committee may not make discretionary grants under the director compensation plan to non-employee directors.

        Permissible Awards.    The 2005 Incentive Plan authorizes the granting of awards in any of the following forms:

  •
  market-priced options to purchase shares of our common stock, which may be designated under the U.S. Internal Revenue Code of 1986 (the "Code") as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors);

  •
  stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

  •
  restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the compensation committee;

  •
  restricted or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future;

  •
  performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2005 Incentive Plan may be granted in the form of a performance award);

  •
  dividend and interest equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to, in the case of dividend equivalents, any dividends paid on the shares of stock underlying an award, or, in the case of interest equivalents, a stated rate of return on the value of an outstanding award;

  •
  other stock-based awards in the discretion of the compensation committee, including unrestricted stock grants; and

  •
  cash-based awards, including performance-based annual bonus awards.

        Limitations on Awards.    The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the 2005 Incentive Plan to any one person during any one calendar year is 300,000. The maximum aggregate shares underlying awards of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the 2005 Incentive Plan (other than options or stock appreciation rights) that may be granted to any one person during any one calendar year is 300,000. The aggregate maximum dollar value of any performance-based cash award or other cash-based award that may be paid to any one participant during any one calendar year under the 2005 Incentive Plan is $3,000,000.

        Minimum Vesting Requirements.    The 2005 Incentive Plan imposes minimum vesting requirements for most full-value awards. Except in the case of substitute awards or awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer, any full-value award granted under the 2005 Incentive Plan to an employee, officer or consultant must either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the compensation committee may permit acceleration of vesting of such awards in the event of the participant's death, disability, retirement, termination without cause or resignation for good reason, or upon the occurrence of a change in control.

        Performance Goals.    All options and stock appreciation rights granted under the 2005 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The compensation committee may designate any other award granted under the Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the compensation committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the Company or an affiliate or any combination thereof:

  •
  Revenue

  •
  Sales

  •
  Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

  •
  Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

  •
  Net income (before or after taxes, operating income or other income measures)

  •
  Cash (cash flow, cash generation or other cash measures)

  •
  Stock price or performance

  •
  Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

  •
  Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

  •
  Market share

  •
  Improvements in capital structure

  •
  Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

  •
  Business expansion or consolidation (acquisitions and divestitures)

  •
  Internal rate of return or increase in net present value

  •
  Working capital targets relating to inventory and/or accounts receivable

  •
  Planning accuracy (as measured by comparing planned results to actual results).

        The compensation committee must establish such goals within the first 90 days of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the compensation committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. The compensation committee may provide, at the time the performance goals are established, that any evaluation of performance will include or exclude or otherwise objectively adjust for specified events that occur during a performance period, which may include, but are not limited to any of the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to "covered employees" (as defined in Code Section 162(m)), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        Limitations on Transfer; Beneficiaries.    A participant may not assign or transfer an award other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. The compensation committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. Notwithstanding the foregoing, the 2005 Incentive Plan precludes transfers of awards for value. A participant may, in the manner determined by the compensation committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

        Acceleration Upon Certain Events.    Unless otherwise provided in an award certificate or any special plan document governing an award, if a participant's service terminates by reason of death or disability, all of such participant's outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on his or her outstanding awards will lapse; and the target payout opportunities attainable under such participant's outstanding performance-based equity awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level and there will be a pro rata payout in cash or equity, as appropriate, to the participant or his or her estate within 30 days following the date of termination (or if later, the first date that such payment may be made without triggering additional taxes under Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of termination. The 2005 Incentive Plan provides a default provision for performance-based cash awards that is the same as for performance-based equity awards, as described above. However, in response to Internal Revenue Service Ruling 2008-13 issued on February 21, 2008, the board of directors amended the Plan on March 12, 2008 to eliminate the foregoing default provision in the case of retirement of a participant. The compensation committee may, in its sole discretion at any time, vest awards upon a participant's retirement or termination of employment for any other reasons. The compensation committee may discriminate among participants or among awards in exercising such discretion.

        Treatment of Awards upon a Change in Control.    The 2005 Incentive Plan provides that, unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of the Company, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable; all time-based vesting restrictions on outstanding awards will lapse; and the target payout opportunities attainable under all outstanding performance based awards will be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the "target" level and there will be a pro rata payout in cash or equity, as appropriate, to participants within 30 days following the date of the change in control (or, if later, the first date that such payment may be made without triggering additional taxes under Section 409A of the Code) based upon the length of time within the performance period that has elapsed prior to the date of the change in control.

        Adjustments.    In the event of a transaction between the Company and its shareowners that causes the per-share value of its common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2005 Incentive Plan will be adjusted proportionately, and the compensation committee shall make such adjustments to the Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2005 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. The Plan permits discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and permits discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award's value immediately before and after the equity restructuring.

        Termination and Amendment.    The board of directors or the compensation committee may, at any time and from time to time, terminate or amend the 2005 Incentive Plan, but if an amendment to the Plan would materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable, expand the types of awards that may be granted, materially expand the class of eligible participants, materially extend the term of the 2005 Incentive Plan or otherwise constitute a material change requiring shareowner approval under applicable listing requirements or laws, then such amendment will be subject to shareowner approval. In addition, the board of directors or the compensation committee may condition any amendment on the approval of the shareowners for any other reason. No termination or amendment of the 2005 Incentive Plan may adversely affect any award previously granted without the written consent of the participant.

        The compensation committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareowners, the exercise price of an outstanding option or base price of a stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended.

        Prohibition on Repricing.    As indicated above under Termination and Amendment, outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of the Company's shareowners. The exchange of an "underwater" award (i.e., an option or stock appreciation right having an exercise or base price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company's shareowners.

        Code Section 409A Amendments.    Certain amendments to the Plan approved by the shareowners in 2007 were intended to facilitate compliance with Code Section 409A and to avoid the imposition of additional taxes under Code Section 409A. In order to further facilitate compliance with Code Section 409A based on final regulations adopted by the Department of Treasury in September 2007, on March 12, 2008, the board adopted certain refinements to the prior amendments, including the following:

  •
  Clarifying that eligible participants who are service providers to an affiliate of the Company may be granted options or stock appreciation rights under the Plan only if the affiliate qualifies as an "eligible issuer of service recipient stock" within the meaning of the final regulations under Code Section 409A;

  •
  Providing a mechanism for determining the order of application of certain possible separation pay exemptions from Code Section 409A;

  •
  Imposing a six-month delay in payment of any non-exempt deferred compensation under the Plan to any "specified employee" under circumstances that would otherwise result in the imposition of additional taxes under Code Section 409A;

  •
  Providing procedures for determining "specified employees" under the Plan for purposes of the six-month delay requirement; and

  •
  Eliminating an obsolete Section 409A restriction on the ability to extend the exercise period of an option after termination of employment.

Certain U.S. Federal Income Tax Effects

        The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2005 Incentive Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and ex-U.S. income tax consequences are not discussed, and may vary from locality to locality.

        Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2005 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Incentive Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

        Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2005 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

        Restricted or Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Performance Awards.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Code Section 409A.    The 2005 Incentive Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights that comply with the terms of the 2005 Incentive Plan are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2005 Incentive Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

        Tax Withholding.    The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2005 Incentive Plan.

Benefits to Named Executive Officers and Others

        The table below reflects awards granted under the 2005 Incentive Plan during the fiscal year ended December 31, 2007 to the persons and groups shown in the table below. Because future awards will be made at the discretion of the compensation committee or its delegates, we cannot determine the benefits or amounts that will be received in the future by the following persons or groups pursuant to the 2005 Incentive Plan.

	Time- Vesting Restricted Stock Awards or RSUs			Performance-Contingent Stock Unit Awards
							Stock Options
Name and Position
	Value ($)(1)	Shares (#)		Value ($)(1)	Shares (#)		Value ($)		Options (#)
Stephen M. Carter President and Chief Executive Officer (PEO)	—	—		$2,064,240	86,010	(3)	—		—
David S. Aldridge EVP, Chief Financial Officer and Treasurer (PFO)	—	—		809,184	33,716	(3)	—		—
Justin F. Deedy, Jr. EVP and President, Communications Segment	—	—		683,952	28,498	(3)	—		—
H. Patrick Jack EVP and President, Essex Asia Pacific	—	—		664,656	27,694	(3)	—		—
Barbara L. Blackford EVP, General Counsel and Secretary	—	—		544,944	22,706	(3)	—		—
All Executive Officers as a Group	$144,000	6,000	(2)	5,240,928	218,372	(3)	—		—
All Employees as a Group (Excluding Executive Officers)	289,464	12,061	(4)	1,376,784	57,366	(3)	—	(5)	28,429	(5)
All Non-Executive Directors as a Group	419,400	17,475	(6)	—	—		—		—

(1)
The values shown in this column are calculated using the closing market price of our common stock as of the last trading day in 2007, December 31, 2007, which was $24.00.

(2)
This time-based restricted stock award was granted to one of our EVPs on August 13, 2007, upon his initial employment with the Company. The award vests 25% on the second and third anniversaries of the grant date and 50% on the fourth anniversary of the grant date.

(3)
Reflects performance share awards primarily granted on April 2, 2007, which vest upon our achievement against objectives for return on net assets, EBITDA margin and core business revenue for the three-year period ending December 31, 2009. The number of shares shown in the table reflects the maximum number of shares (200% of target) that may be earned.

(4)
These restricted stock awards were granted on various dates to 23 non-executive employees by our Chief Executive Officer, pursuant to delegated authority from the compensation committee. The awards vest 25% on the second and third anniversaries of the grant date and 50% on the fourth anniversary of the grant date.

(5)
These stock options were granted on April 2, 2007 and June 1, 2007 to 13 non-executive employees of the Company. The options vest ratably over four years from the grant date. The amount to be realized by the optionee will be the amount by which the fair market value of our common stock on the date of exercise exceeds the option exercise price. The option exercise price is equal to the closing market price of our common stock as of the grant date. The weighted average exercise price for options granted in 2007 was $34.97.

(6)
Includes restricted stock units granted to our non-employee directors in 2007 pursuant to our director compensation plan, which is a subplan of the 2005 Incentive Plan. These shares vest in full one year after the grant date.

        On March 10, 2008, the closing price per share of our common stock as listed on Nasdaq was $28.31.

Equity Compensation Plan Information

        The following table sets forth certain information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders(1)	380,413	(2)	$25.57	(2)	716,857	(3)
Equity compensation plans not approved by security holders(4)	310,030	(5)	15.34		—

Total	690,443		$17.54		716,857

(1)
The 2005 Incentive Plan provides for the grant by our compensation committee of equity-based and other awards to employees, officers, directors or consultants of the Company and its affiliates. The 2005 Incentive Plan replaced the 2003 Incentive Plan, as described below. A total of 567,208 shares of our common stock were reserved and available for issuance as of December 31, 2007 pursuant to awards granted under the 2005 Incentive Plan. This total may increase due to the adjustment provisions in the Plan, such as the add back of shares underlying awards currently outstanding that terminate or expire unexercised or are cancelled, forfeited or lapse for any reason. During 2005, our shareholders approved the 2005 Employee Stock Purchase Plan (the "ESPP"), which allows eligible employees to participate in the purchase of the Company's common stock. A total of 149,649 shares are available for purchase by participants under the ESPP as of December 31, 2007.

(2)
Includes 22,110 restricted stock units awarded to our non-employee directors and 273,340 performance shares granted to our senior executives. The weighted average exercise prices in column (b) do not take these awards into account. The performance shares represent the right to earn shares of our common stock if and only to the extent that we meet specific performance objectives during the three-year period ended December 31, 2009, subject to early vesting upon certain specified events such as death, disability or a change in control. The amount included in the table represents the maximum number of shares that may be earned. Excludes 108,240 unvested restricted stock awards outstanding at December 31, 2007.

(3)
Includes 149,649 shares available for purchase under the ESPP. Shares of the Company's common stock may be purchased by participants at quarterly intervals at a price equal to 95% of the closing price of the Company's stock on the last day of the quarterly purchase period.

(4)
In connection with the plan of reorganization of our predecessor Superior Telecom, Inc., we adopted the 2003 Incentive Plan, pursuant to which our compensation committee could grant stock options or restricted stock awards to employees, non-employee directors and certain service providers. The 2003 Incentive Plan authorized grants of awards or options to purchase up to 1,833,333 shares of authorized but unissued common stock, stock held in treasury or both. The term of stock options granted may not exceed ten years. The 2003 Incentive Plan was described in the disclosure statement provided in connection with the plan of reorganization and was part of the plan of reorganization approved by all voting classes of creditors and by the bankruptcy court, but was not separately approved by shareowners following formation of the Company. No additional awards may be granted under the 2003 Incentive Plan.

(5)
Excludes 23,500 unvested restricted stock awards outstanding at December 31, 2007.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREOWNERS VOTE "FOR" THE AMENDMENT OF THE SUPERIOR ESSEX INC. AMENDED AND RESTATED 2005 INCENTIVE PLAN.

ITEM 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

        Pursuant to its charter, the audit committee has the sole, discretionary authority to appoint, retain and terminate the Company's independent registered public accounting firm. Each year, the audit committee reviews the firm's qualifications, performance and independence in accordance with regulatory requirements and guidelines.

        In 2007, the audit committee determined, in accordance with sound governance practices, that it would issue a request for proposal with regard to the Company's audit engagement. Deloitte & Touche LLP served as the independent registered public accounting firm for the Company since 2002. The audit committee completed its review of the proposals submitted and on May 18, 2007, dismissed D&T as its independent registered public accounting firm, and appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2007 and for all interim periods beginning with the quarter ending June 30, 2007.

        The audit reports of D&T on the Company's consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two fiscal years ended December 31, 2006 and December 31, 2005 and through May 18, 2007, there were no (1) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreement in connection with their report, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 ("Regulation S-K").

        During the fiscal years ended December 31, 2006 and 2005, and through May 18, 2007, the Company did not consult with PwC regarding (i) the application of accounting principles to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did PwC provide a written report or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Ratification of Independent Registered Public Accounting Firm

        We are asking our shareowners to ratify the selection of PwC as our independent registered public accounting firm for 2008. Although ratification is not required by our by-laws or otherwise, the board is submitting the selection of PwC to our shareowners for ratification because we value our shareowners' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. The audit committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareowners do not ratify the appointment, the audit committee may investigate the reasons for shareowner rejection and may consider whether to retain PwC or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareowners.

        As the Company's independent auditors for the fiscal year ended December 31, 2007, representatives of PwC will be available to answer questions at the annual meeting and are free to make statements during the meeting.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREOWNERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

Audit and Non-audit Fees

        The table below sets forth an estimate of the fees the Company expects to be billed by PwC for audit services in connection with its 2007 fiscal year and the actual audit-related, tax and other fees billed by PwC in 2007.

Amount Billed
Description of Professional Service	2007 Fiscal Year (in thousands)
Audit Fees—professional services rendered for the integrated audit of our 2007 annual consolidated financial statements and internal control over financial reporting, review of the Company's quarterly financial statements, subsidiary statutory audits and other services related to SEC matters.	$2,785
Audit-Related Fees—None.	—
Tax Fees—professional services for U.S. and foreign tax compliance and tax planning and advice.	278
All Other Fees—professional services for employee benefit plan consulting with respect to the Company's defined benefit pension plans and related regulatory compliance.	137

        The table below sets forth the actual fees billed by D&T for audit, audit-related, tax and other services during or in connection with the 2007 and 2006 fiscal years.

	Amount Billed
Description of Professional Service	2007 Fiscal Year (in thousands)	2006 Fiscal Year (in thousands)
Audit Fees—professional services rendered for the audit of our 2006 annual consolidated financial statements and internal control over financial reporting, attestation of management's report on the effectiveness of internal control over financial reporting as of December 31, 2006, review of the Company's quarterly financial statements for 2006 and the first quarter of 2007, subsidiary statutory audits and other services related to SEC matters.	$193	$3,503
Audit-Related Fees—professional services rendered for financial and reporting consultations, auditor transition matters, separate subsidiary financial statements and employee benefit plan audits.	48	69
Tax Fees—professional services for U.S. and foreign tax compliance and tax planning and advice.	325	84
All Other Fees—None.	—	—

Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

        Our audit committee adopted policies and procedures for pre-approving all audit services and permissible non-audit services. Any requests for audit, audit-related, tax and other services must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. The authority to grant specific pre-approval has been delegated to the chair of the audit committee for engagements up to $250,000.

        In considering the nature of the non-audit services provided by the independent auditor, our audit committee determined that such services are compatible with maintaining the independence of PwC. The audit committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the Public Company Accounting Oversight Board.

AUDIT COMMITTEE REPORT

        The audit committee is comprised of four directors, each of whom meets the independence and experience requirements of applicable SEC rules and Nasdaq listing standards.

        The audit committee oversees the financial reporting process and internal control over financial reporting on behalf of the board of directors. Management is primarily responsible for the Company's financial statements and the reporting process, including the internal controls over financial reporting and disclosure controls and procedures. PwC, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the Company's consolidated financial statements and the internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements.

        In this context, the audit committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2007, management's assessment of the effectiveness of the Company's internal control over financial reporting and PwC's evaluation of the Company's internal control over financial reporting. This review included a discussion of:

  •
  the reasonableness of significant financial reporting estimates and judgments made in connection with the preparation of the Company's financial statements;

  •
  the quality (and not just the acceptability) of the Company's accounting principles;

  •
  the clarity and completeness of financial disclosures;

  •
  items that could be accounted for using alternate generally accepted accounting principles (GAAP) methods; and

  •
  the potential effects of regulatory and accounting initiatives on the Company's financial statements and internal control over financing reporting.

        The audit committee discussed with PwC other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communication with audit committees). The audit committee also received, reviewed and discussed with PwC their written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees). In this regard, among other things, the committee reviewed and discussed with PwC its independence from the Company and its management.

        The audit committee selected, and recommended to the board of directors the selection of, PwC as the Company's independent auditors for the year ended December 31, 2007.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements and management's report on internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

AUDIT COMMITTEE
Andrew P. Hines, Chair
Stephanie W. Bergeron
James F. Guthrie
Joseph M. O'Donnell

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Company Performance and Executive Compensation

        The Company emerged from reorganization under Chapter 11 of the United States Bankruptcy Code in November 2003. At that time, the Company's businesses were based almost exclusively in North America with 2003 revenues of just under $1 billion. During the period 2004-2007, the Company grew organically and through a number of strategic acquisitions to more than $3 billion in revenues, with operations in nine countries, including the U.S., Canada, China, France, Germany, Italy, Mexico, Portugal and the UK. In 2008, we anticipate that more than one-third of Company revenues will come from outside the United States. Adjusted EBITDA(1) has grown from $71 million in 2004 to $168 million in 2007 and adjusted earnings per share have grown from $0.77 to $2.87. Over this same period, stockholders' equity has increased more than 150% to $431 million. These improvements were achieved despite challenging economic conditions in the Company's end markets in 2007.

(1)
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EPS (earnings per share) are non-GAAP financial measures used by the Company which exclude special items. The adjustments to exclude special items are detailed in the Company's earnings release for the applicable period, which have been filed with the SEC on Form 8-K.

        The compensation committee and our board of directors believed that it was essential coming out of reorganization to attract a new chief executive officer and retain a team of experienced senior executives who would stay with the Company during this rebuilding period. As a result, the original compensation package of our executives was focused on awards that provided significant retention value, including restricted stock and a retirement plan design which provided significant value if key executives remained with the Company for five years through late 2008.

        Over the past four years, the compensation program has shifted from emphasizing retention to focusing on pay for performance. As a result of the growth of the Company's size, scale, geographic scope and complexity, however, target total direct compensation levels for key executives have lagged behind peer companies in certain respects. As the Company's compensation program has become more performance-based, the compensation committee has taken other actions to align the compensation program with market, as described in more detail below.

Key Principles and Objectives of Our Compensation Program

        The compensation program for our executives is designed to attract, retain and reward talented executives who can contribute to our long-term success and thereby build value for our shareowners. The program is organized around four fundamental principles:

  •
  Provide Total Compensation Opportunities That Are Competitive.    To enable the Company to attract, motivate and retain qualified executives, total compensation opportunities for each executive are targeted at levels to be competitive with median pay for similar positions at comparable, or "peer," companies.

  •
  A Significant Portion of Total Compensation Should Be At Risk and Linked to Company Performance-Based Objectives.    We believe executives should be rewarded based on Company, business unit and individual performance. To this end, a significant portion of an executive's total compensation should be at risk, and dependent on performance results. The percentage of pay that is at risk should increase as responsibilities increase.

  •
  A Significant Portion of Total Compensation Should Be Delivered in the Form of Equity-Based Awards.    We believe our focus on equity-based compensation effectively aligns executive and shareowner interests and motivates our executives to enhance shareowner value. To reinforce this objective, we also have stock ownership requirements (described under Stock Ownership Guidelines on page 40)

    that require executives to acquire and hold meaningful amounts of company stock as long as they remain employed.

  •
  A Significant Portion of Total Compensation Should Focus on Creating Longer-Term Shareowner Value.    We believe compensation programs should foster the long-term focus required for success in our businesses yet at the same time emphasize the need for balance between achieving both short- and long-term performance goals. One way we measure long-term success is in terms of multi-year financial and operating metrics that we believe are linked to overall shareowner value creation.

Key Compensation Elements and Compensation Setting Processes

        Our compensation program consists of the following key elements:

  •
  Base Pay

  •
  Annual Cash Bonus Awards

  •
  Long-Term Compensation

  •
  Benefits (including perquisites)

        We refer to base pay, annual bonus and long-term compensation collectively as "total direct compensation." Where benefits and perquisites are also included, we refer to all elements of pay collectively as "total compensation."

        The compensation committee of our board of directors has responsibility for approving the compensation programs for key executives and making decisions regarding specific compensation to be paid or awarded to them. The compensation committee, whose membership is limited to independent directors, recognizes the importance to investors of maintaining sound processes for the development and administration of compensation and benefit programs. Our compensation committee annually reviews and approves all compensation decisions relating to our executive officers named in the Summary Compensation Table on page 43.

        The compensation committee sets base pay and target levels of annual bonus awards and long-term compensation. In setting these elements, the compensation committee considers the Company's compensation philosophy and objectives, a benchmark market analysis, Company needs and the compensation committee's evaluation of an individual's experience and performance. Once established, an executive's current base salary and target level of bonus award are typically reflected in the executive's employment agreement.

        The compensation committee annually sets the performance criteria, including the actual level of performance objectives, for the current year bonus program and for any long-term incentive awards to pay out at, above or below target levels, taking into consideration the Company's business plan. The financial metrics used and the performance levels required for various pay-out levels are established in an interactive process among the compensation committee, its independent compensation consultant and our Chief Executive Officer ("CEO"). The CEO provides input regarding the key financial metrics and performance levels to be used, based on the Company's business plan and macro-economic conditions. The compensation committee makes the final determination of each of these elements, and has regularly refined and modified these elements to vary from management's recommendations.

        The CEO and the other named executives have no role in recommending or setting their own compensation. The compensation committee meets with the CEO to evaluate his performance against the goals which have been established by the committee and approved by the non-management members of the board. The CEO makes recommendations regarding compensation matters related to his direct reports and certain indirect reports, including performance objectives and pay levels, and provides his evaluation of their performance. The CEO also provides input regarding the impact of executive compensation programs and policies on his direct and indirect reports.

        The Company's Senior Vice President—Administrative Services serves as management liaison officer for the compensation committee and the Company's General Counsel serves as secretary for the compensation committee. The administrative services and legal departments provide assistance to the compensation committee in connection with administration of the compensation committee's responsibilities, such as setting meetings and assembling and distributing materials for compensation committee meetings. Management also assists our compensation committee by providing information needed or requested by the compensation committee or its compensation consultant, such as Company performance against budget and objectives, tally sheets, historic compensation, compensation expense, stock plan utilization, Company policies and programs, and identification of peer companies.

Independent Compensation Consultant

        The compensation committee engages the services of Hewitt Associates, a nationally recognized compensation consulting firm ("Hewitt"), as its independent consultant. In this capacity, Hewitt reports directly to the compensation committee, and as necessary, communicates separately with the compensation committee without management present. Hewitt also works directly with management regarding various proposals, as requested by the compensation committee.

        During 2007, Hewitt's scope of activities on behalf of the compensation committee included, among other items, competitive benchmarking analyses of executive compensation programs, assistance with annual and long-term incentive plan design and related communications and documentation, consulting regarding share authorization requests and proxy statement preparation, reviewing tally sheets prepared by management, and a review of retirement and benefit programs, employment agreements, and stock ownership guidelines. Hewitt representatives generally participate in all regularly scheduled meetings of the compensation committee. Hewitt also advises the compensation committee and the board regarding compensation of the non-employee directors.

        There have been no other engagements of Hewitt for the performance of any other services by the Company. Any proposed engagement of Hewitt by the Company's management requires prior review and approval by the compensation committee or the compensation committee chair so that any possible impact on the independence of Hewitt can be considered.

Compensation Benchmarking

        The compensation committee relied on market data provided by Hewitt as one input for its 2007 compensation decisions. The compensation committee believes that benchmarking provides a useful point of reference when making compensation decisions, but does not rely on it solely. The compensation committee also considers other factors (including overall Company performance, individual performance, scope of responsibility, internal pay alignment and retention concerns, for example) in making executive pay decisions.

        We have few direct industry competitors. For this reason, the peer group recommended by Hewitt and approved by the compensation committee for 2007 pay decisions consisted of publicly-traded global industrial companies that operate in a manufacturing environment similar to ours. To account for variations in peer company size, regression analysis using revenues as the independent variable was used to determine size-adjusted market median values for base salaries and target annual and long-term incentives. (We refer to these size-adjusted median values as the "market" for executive compensation when we discuss various components of pay in this Compensation Discussion and Analysis.)

        The peer companies used for 2007 pay decisions are listed below.

Ametek	Joy Global	Sauer-Danfoss
Belden CDT	Kaman	Steelcase
Briggs & Stratton	Kennametal	Teradyne
Cameron International	Lennox	Thomas & Betts
Chemtura	Molex	Valmont Industries
Donaldson	Olin	Walter Industries
FMC Technologies	Packaging Corporation of America	Waters Corporation
General Cable	PolyOne	WR Grace
Graphic Packaging

        During the last half of 2007, the compensation committee asked Hewitt to conduct a more comprehensive benchmarking analysis of all components of executive pay, including not only salaries and incentives (annual and long-term) but also benefits and perquisites. The peer group for this analysis included many of the companies in the peer group described above, with replacements made as necessary based on the availability of comprehensive pay data. This group also consisted of publicly-traded global industrial companies that operate in a manufacturing environment similar to ours. The compensation committee believes that this revised group represented a reasonable benchmark for a manufacturer of the Company's size when the study was conducted. Size-adjusted median values based on revenues again were determined to represent "market."

        The revised peer group used in the late 2007 compensation analysis and for 2008 pay decisions includes the following companies:

Albemarle	FMC Technologies	Sauer-Danfoss
Andrew Corporation	General Cable	A.O. Smith
Belden CDT	Graphic Packaging	Steelcase
Cameron International	Joy Global	Thomas & Betts
Commscope	Kaman	Valmont Industries
Cooper Industries	Kennametal	Waters Corporation
Donaldson	Olin	WR Grace
Eastman Chemical	Packaging Corporation of America
Flowserve	Rockwell Collins

        As occurred in 2007, the compensation committee expects to evaluate the peer companies periodically to ensure they remain appropriate for executive compensation comparisons.

Total Compensation and Mix

        Total Compensation Review.    In 2006 and 2007, the compensation committee undertook a review of total direct compensation for our peer group. These studies revealed that as the size, scale, geographic scope and complexity of the Company grew, the Company's target total direct compensation opportunities trailed our peer group. In 2006, this market data showed total target direct compensation opportunities that were below market overall, with significant variation by position and by element of compensation. As a result, adjustments were made in 2006 and 2007 to bring our executives' total target direct compensation opportunities closer to market. The adjustments, as applied to each of our named executive officers, are explained as part of the discussion of each component of total direct compensation.

        In late 2007, as noted earlier, Hewitt reviewed "total compensation" for our executives by analyzing not only direct compensation elements, but also considering the annualized value of benefits as well. Except for Mr. Jack, this review revealed that despite retirement benefits which were above market, target total compensation for executives continued to be below market overall. While the actual variance to market and contributing factors varied by executive, target long-term incentive awards were the primary driver for total compensation to continue to lag our peer group. As a result, in 2008, the compensation committee adjusted relevant elements of target total compensation while reducing retirement benefits, as described in more detail below.

        We generally apply the same compensation policies to all of our named executive officers. However, our CEO's total compensation is significantly higher than for other executives, which we believe is consistent with the breadth of his duties and responsibilities and market pay practices among our peer group. Similarly, the total compensation of our Chief Financial Officer ("CFO") is higher than for other executives, which is consistent with his corporate-wide duties and responsibilities and reflects market pay practices for peer group CFOs.

        In August 2007, Mr. Jack moved from President of our North America magnet wire business to President of our Asia Pacific magnet wire business to focus full time on this important growth opportunity. Based on the current size of the Asia Pacific business, Mr. Jack's target total compensation significantly exceeds that of executives running similar sized businesses in our peer group. The Asia Pacific business is smaller in terms of revenues than our North American magnet wire business, but presents the opportunity to expand the Company's operations in the largest and fastest growing magnet wire economy in the world. Because of the opportunities presented and the challenges of operating in an emerging market, it was important to the Company to have an executive with significant experience leading the Asia Pacific magnet wire business. Mr. Jack's above-market pay levels reflect the importance of his role and experience to the Company.

        Compensation Mix.    For 2007 (and consistent with 2006), the compensation committee used the allocations shown below as a guide in setting salaries and target incentive awards, which is in line with the Company's peer group practices.

Targeted Total Direct Compensation Mix

        Consistent with the compensation principles discussed earlier, and in line with market practices, the compensation committee concluded that the CEO's total direct compensation should be weighted more heavily toward at risk, performance-based elements, rather than being fixed. As the chart shows, a significant portion of total direct compensation for all named executives is performance-based. Target compensation for each of the named executives may vary somewhat from these target percentages as the compensation committee makes decisions with respect to specific individuals based on the market analysis and its evaluation of each individual's experience, role, responsibilities and performance. Actual percentages of total direct compensation ultimately earned by each of the named executives from each element will vary based on actual performance against objectives and the value of the Company's common stock.

        Base Pay.    Based on market practices, the compensation committee believes it is appropriate that some portion of compensation is provided in a form that is fixed and liquid and that recognizes the experience and qualifications the executives bring to their roles. Each of our named executives has an employment agreement which establishes a minimum level of base salary and provides for an annual review of base salary by the compensation committee. Base pay decisions are generally market based, although the compensation committee also considered overall total compensation in making base pay decisions for 2007.

        Both market analyses in 2007 revealed that the CEO's base salary was significantly below the size-adjusted market median. The early 2007 analysis also showed that the General Counsel's salary was significantly below the size-adjusted market median as well. Salaries for other executives, however, generally were close to market. Based on the market analyses, and its assessment of individual performance and responsibilities, the compensation committee set base salaries for our executives as follows:

	Base Salary Amount*
Name
	2006	2007	2008
Stephen M. Carter, CEO	$715,000	$750,000	$840,000
David S. Aldridge, EVP, CFO and Treasurer	400,000	420,000	436,000
Justin F. Deedy, Jr., EVP, President, Communications	335,000	355,000	375,000
H. Patrick Jack, EVP, President, Essex Asia Pacific	332,000	345,000	358,000
Barbara L. Blackford, EVP, General Counsel and Secretary	300,000	330,000	344,000

  *
  Generally effective April 1, except Mr. Carter's base salary increase in 2008 is effective January 1.

        Annual Cash Bonus Awards.    Our annual cash incentive or bonus program is designed to reward performance based upon achievement of the Company's short-term business objectives. It provides for annual cash payments to executives to the extent that Company-wide and business unit objectives set by the compensation committee for that year are attained. The compensation committee's assessment of individual performance may also affect a particular executive's annual cash bonus.

        The compensation committee has carefully assessed the performance measures used for our annual and long-term incentive plans. Its decisions regarding the measures used in each program reflect its focus on selecting those measures that it believes foster the desired balance between managing for short-term vs. longer-term results for incentive plan purposes.

        Target Annual Incentives.    As discussed above, the compensation committee establishes target annual incentive levels and reviews the incentive levels on an annual basis. Market analyses completed in 2007 revealed that target annual incentive levels were below market for our EVPs, particularly with respect to the CFO. As a result, target annual incentive levels for the EVPs were increased in 2008 as follows:

	Target Annual Incentive (as % of Base Salary)
	2007	2008
David S. Aldridge, EVP, CFO and Treasurer	55%	70%
Justin F. Deedy, Jr, EVP, President, Communications.	55%	60%
H. Patrick Jack, EVP, President, Essex Asia Pacific	55%	60%
Barbara L. Blackford, EVP, General Counsel and Secretary	55%	60%

        2007 Performance Objectives.    For 2007, Adjusted EBITDA and Adjusted EPS were selected as key measures of performance for corporate executives for the annual bonus program. The compensation committee believes that both measures are commonly used by investors and analysts to evaluate the

Company's performance, to value the Company and its business and for comparison with other potential investments. More specifically, the compensation committee views Adjusted EPS results as a solid indicator of the near-term returns being generated for our shareowners, and views Adjusted EBITDA as a proxy for cash flow generation, which also is an indicator of increased value being delivered to our shareholders.

        For business unit executives, consolidated Adjusted EBITDA and Adjusted Business Unit Operating Income were selected as performance measures. Adjusted Business Unit Operating Income is weighted more heavily to drive accountability for results over which the executive exercises the greatest control. Consolidated Adjusted EBITDA was included as a performance measure for business unit executives to align and motivate all executives to contribute to overall Company performance.

        The following chart summarizes the 2007 financial performance objectives and weightings for annual incentive awards:

Weighting of 2007 Financial Performance Objectives

        For each of the measures, the compensation committee sets a minimum (threshold), target and maximum performance level. If performance was below threshold level for both of the performance objectives, no annual incentive award would have been paid. Increasingly larger payouts are awarded for achievement of target and maximum performance levels.

Performance Level	Pay-out Factor*	Percentage of Target Performance Adjusted EBITDA	Percentage of Target Performance Adjusted EPS
Less Than Threshold	0%	Less than 79%	Less than 79%
Greater than threshold but less than target	20-100%	79-100%	79-100%
Target to Maximum	100-200%	100-125%	100-145%
Above Maximum	200%	Above 125%	Above 145%

*
When performance results fall between threshold and target or between target and maximum, payouts for those results are interpolated on a straight-line basis.

        The compensation committee can adjust the cash bonus payable based on the financial results to reflect its assessment of individual performance. In accordance with the plan formula, if the threshold level of any of the measures is achieved, an individual may receive an additional 20% of the amount otherwise payable under the financial formulae. Alternatively, the amounts to be paid could be reduced by the compensation committee by up to 20%, based on its assessment of an executive's individual performance. Both adjustments are in the sole and absolute discretion of the compensation committee. The compensation committee made no adjustments with respect to bonuses paid in 2007 or in prior periods.

        The adjustments used to compute Adjusted EBITDA and Adjusted EPS are applied consistently to exclude certain non-recurring special items and are disclosed in the Company's quarterly earnings releases.

        Bonus Awards for 2007.    Following the end of 2007, the compensation committee compared actual performance to the compensation committee's pre-established performance objectives for the 2007 bonus awards. The target level of performance was selected to provide robust growth against 2006 results, after eliminating the effect of approximately $23 million in transitional copper gains in 2006. Because of the uncertain effect of the volatile copper prices on 2007 results, the threshold level of performance (as a percentage of target) and related pay-outs were set lower than in 2006. During 2007, the Company completed three acquisitions in Canada, Italy and China. The compensation committee increased the required performance objectives to reflect the planned 2007 results from those acquisitions.

Financial Performance Objectives	Original Target Performance	Adjusted Target Performance	Actual Performance	Percentage Attainment
Adjusted Corporate EBITDA	$157.9 million	$167.5 million	$168.1 million	100%
Adjusted Corporate EPS	$2.54 per share	$2.66 per share	$2.87 per share	118%

        Based on the Company's performance for 2007 relative to the corporate financial targets, the weighted average payout percentage for the corporate financial objectives portion of the annual incentive plan was 109%. The total award made to each named executive officer under the annual incentive plan for performance in 2007 is reflected in Column (f) of the Summary Compensation Table on page 43.

        In its operating business segments, the Company competes primarily with privately-held companies or public companies with segments which are not comparable to those of the Company. As a result, the Company believes disclosure of the performance targets for our business segments would provide our competitors with key sensitive information about our markets and business strategies that they would not otherwise be able to obtain. The goals for these business units in 2007 were influenced by the same factors and set at levels of difficulty comparable to those for the corporate financial objectives described above.

        Long-Term Compensation.    As noted above, the compensation committee believes that a substantial portion of each executive's compensation should be based on longer-term performance and should be in the form of equity-based awards because such awards align the interests of our executives and shareowners. The mix between various types of equity awards can vary from year to year, based on the compensation committee's judgment as to how best to drive performance to increase shareowner value.

        Target Annual Long-Term Incentives.    As discussed above, the compensation committee establishes target annual long-term incentive award levels, based on market data and its judgment of the respective roles and levels of responsibility associated with these positions. Market analyses completed in 2007 revealed that target long-term incentive levels were below market for our CEO and CFO. As a result, target annual long-term incentive levels were increased in 2008 as follows:

	Target Annual Long-Term Incentive Economic Value (as % of Base Salary)
	2007	2008
Stephen M. Carter, CEO	200%	250%
David S. Aldridge, EVP, CFO and Treasurer	140%	150%
Justin F. Deedy, Jr, EVP, President, Communications.	140%	140%
H. Patrick Jack, EVP, President, Essex Asia Pacific	140%	140%
Barbara L. Blackford, EVP, General Counsel and Secretary	120%	125%

        2007 Long-Term Awards.    Long-term awards to named executives in 2007 are based on a three year performance cycle (2007-2009), with pay-out determined at the end of the performance cycle. The 2007 performance share awards will measure performance based on the following three factors for the three year performance period, weighted as indicated:

*
Copper adjusted to a constant $3.00 COMEX copper

        Annual RONA and Adjusted EBITDA Margin(1) performance are weighted to give progressively greater weight to performance in the later years of the performance period, with 1/6th based on 2007 performance, 2/6ths based on 2008 performance and 3/6ths based on 2009 performance. 2009 Pro Forma copper adjusted Core Business Revenue is adjusted to provide full year revenue credit for any businesses acquired in 2009. The target levels of performance for each of the objectives represents meaningful increases over 2006 levels of performance and over the Company's plan for the relevant periods, excluding transitional copper gains experienced in 2006.

(1)
Adjusted EBITDA Margin is determined by dividing Adjusted EBITDA for each year by Core Business Revenues for that year. Core Business Revenues include revenues from each of our business segments (Communications, Magnet Wire North America, Magnet Wire Europe and Magnet Wire Asia Pacific), other than copper rod.

        The compensation committee selected RONA as a performance goal for the 2007 long-term incentive program because it believes that increasing the returns realized on the assets available for use in our business is an important measure of the value we are creating for our shareowners. It selected 2009 Pro Forma copper-adjusted Core Business Revenue to reflect the importance of growing our business over the longer-term. Finally, the compensation committee selected Adjusted EBITDA Margin to recognize the importance of monitoring the efficiency of our operations. The weighting assigned to each measure is an indicator of their relative importance to increasing shareowner value over the longer-term. The compensation committee also believes these performance measures complement the shorter-term objectives established for the annual cash bonus awards.

        Pay-Out of 2006 Performance Shares.    The performance shares granted in 2006 were earned based on results achieved during 2007. This two year performance period was intended to serve as a transition to a long-term incentive program that is generally based on three year performance periods. For the 2006 performance shares, the financial performance objectives were return on net assets (RONA) and increase in core business revenues. The targets and resulting pay-out levels are set forth below:

Financial Performance Objectives	Target Performance	Weighting	Actual Performance	Percentage of Target Attainment
RONA	14%	65%	17.9%	200%
Copper-Adjusted Core Business Revenues*	$2.2 billion	35%	$2.17 billion	92%

* Adjusted to constant $2.00 COMEX copper			Weighted Performance	162%

        The targets were established in early 2006 based largely on exceeding historical results and then current financial performance plans. Average annual RONA for 2004-2005 was 12.2% and copper-adjusted Core Business Revenues were $1.7 billion in 2005. Target RONA performance represented a 180 basis point improvement in RONA over the 2004-05 average and an approximately 30% improvement in copper-adjusted Core Business Revenues over 2005. A substantial margin improvement in the Company's Communications group, which was achieved despite declining volumes in its largest product category (outside plant cable), and strong management of the Company's balance sheet, were the main contributing factors to the overall improvement in RONA in 2007 compared to the 2004-05 average. RONA in 2007 was further enhanced by the results of the successful integration of the then newly acquired European operations and improved year over year performance in European operating income.

        Committee Discretion.    For the performance shares, the compensation committee has the authority to reduce the pay-outs if the formula would result in unusually high amounts being paid to the executives that the compensation committee deems to be disproportionate to the improvement in Company's performance. No such adjustment was made with respect to the 2006 performance share awards.

Benefits

        Senior Executive Retirement Plan.    The Company emerged from reorganization under Chapter 11 of the United States Bankruptcy Code in November 2003. The compensation committee believed that it was essential coming out of reorganization to attract a new CEO and retain a team of experienced senior executives who would stay with the Company during this rebuilding period. Accordingly, in 2004 and in consultation with Watson Wyatt (the committee's consultant at the time), the Company established an unfunded, non-tax-qualified senior executive retirement plan ("SERP") with several features designed to enhance retention (enhanced benefit accrual rates for the CEO and EVPs, and additional service credit for Messrs. Carter, Aldridge, Deedy and Jack, provided that they remain with the Company for a five year period through late 2008).

        The Hewitt analysis conducted in late 2007 confirmed that various provisions in the SERP are now above market. As a result, the compensation committee made certain changes to the program to bring it more in line with market practices. Specifically, the benefit accrual rate for 2009 and later years will be reduced to 1.5% for all participants, rather than varying by level of participant, and a service cap will be imposed. In connection with these changes, the compensation committee decided to grant on April 1, 2008, restricted stock that vests pro rata over four years. The total value of these awards for all of the named executives is approximately $1.1 million, with the value of each executive's grant reflecting the actuarial value of the projected benefits reductions for an additional five years. In addition, the early retirement penalty factor was increased from 3% to 5%, although the named executives were grandfathered from this change.

        Additional information regarding the executives' SERP benefits is found under Pension Benefits on page 46.

        401(k), Health & Welfare Benefits.    Under their employment agreements, the named executives are entitled to participate in the Company's employee benefit plans (including 401(k), health and welfare benefits) on the same basis as other similar executives of the Company. Those benefits are currently the same as those provided to all salaried employees of the Company.

        Perquisites.    While perquisites were viewed as beneficial in recruiting executives as the Company was coming out of reorganization, the compensation committee decided in 2005 that certain perquisites were no longer consistent with its compensation objectives. It therefore terminated reimbursement for club dues, personal automobile expenses and a special health care allowance and capped other perquisites. Remaining perquisites for the named executives are limited to automobile allowances, reimbursement for limited financial advisory services, and in the case of Messrs. Aldridge and Deedy, payment of certain disability insurance premiums. These remaining perquisites have a modest incremental cost to the Company. (They are detailed in footnote 4 on page 43.)

Relationship of Compensation Elements

        In setting 2007 compensation, the compensation committee considered the total target direct compensation for each executive compared to peers in the Company's peer group prepared by Hewitt. In 2008, the compensation committee also reviewed target total compensation information, including the value of retirement and other benefits, for each executive compared to peers in the Company's peer group prepared by its compensation consultant.

        The compensation committee also annually reviews tally sheets which provide the compensation committee an overview and analysis of all elements of compensation of its executives under a variety of scenarios, including termination. These tally sheets are prepared by our administrative services department and reviewed by Hewitt. Each of these tally sheets presents the dollar value of each component of the executive's compensation, including annual cash compensation (base salary and bonus at target), outstanding equity awards, equity grants previously realized, annual retirement benefits, perquisites and termination payments. The tally sheets allow the compensation committee to understand the cumulative effect of the pay decisions they have made over time and to consider the impact of gains already realized from the compensation program. The tally sheets also allow the compensation committee to understand the Company's obligations in the event of an executive's termination and test the "retention" power of severance and change in control arrangements. The compensation committee used the tally sheet as another factor to assess the reasonableness of our executives' total compensation package and whether our compensation program meets its objectives.

Employment Agreements

        The Company entered into employment agreements with the CEO and the EVPs following the Company's emergence from bankruptcy in 2003. We believe these agreements enable us to attract and retain qualified senior executives. Additional information regarding the terms of these agreements, including a definition of key terms and an estimate of the benefits that would have been received by our CEO and EVPs had their employment been terminated on December 31, 2007, is found under Potential Payments Upon Termination or Change of Control on pages 47-49.

        These employment agreements provide certain benefits to the executive in case of his/her termination by the Company, or significant diminution of position and responsibilities or overall benefits. The compensation committee asked Hewitt to review these employment arrangements against those utilized by our peer group. This review indicates that the employment agreements generally provide benefits that are consistent with, or below, market practices, including the amount of severance due under various termination scenarios. As a result of this review, these agreements are being amended in certain respects to more closely align these agreements with market practices. These changes are described in greater detail under Potential Payments Upon Termination or Change of Control on pages 47-49.

        These benefits are enhanced in a change of control. The compensation committee believes this enhancement serves the best interests of the Company and its shareowners by ensuring that, if a change of control is ever under consideration, the Company's senior executives will be able to advise the board of directors dispassionately about the potential transaction and implement the decision of the board without being unduly influenced by personal concerns such as the economic consequences of possibly losing their jobs following a change of control. The triggering events for these enhanced benefits in a change of control were designed to support this objective.

Stock Ownership Guidelines

        The Company has adopted guidelines for executive ownership of Company stock because it believes such ownership will compliment the equity-based compensation programs in aligning management and shareowner interests. The guidelines are expressed as a multiple of base salary set forth below:

Officer	Multiple of Base Salary
CEO	5X
EVPs	3X
Other Executive Officers	1X

        The following are counted towards satisfaction of the stock ownership guidelines:

  •
  Shares owned (or beneficially owned) by the executive, including shares acquired upon exercise of stock options or acquired through the ESPP

  •
  Time vesting restricted stock or restricted stock units, whether vested or not.

        Stock options, unvested performance shares or similar awards are not counted.

        The named executives have five years from August 1, 2006, the date of their adoption, to meet these ownership guidelines. Newly covered executives have five years from the time they are named to a qualifying position to meet the ownership guidelines. The current named executive officers have attained the required levels of stock ownership.

        Prior to attaining sufficient shares to satisfy the stock ownership guidelines, executives are required to retain shares having a value equal to at least 50% of the after-tax gain recognized with respect to their exercise of stock options, sale of vested restricted stock or other disposition with respect to any equity awards granted under the Company's equity incentive plans. The number of shares to be retained will be determined based on the value of the shares on the date of sale.

        If an executive does not meet the stock ownership guidelines, the compensation committee will take such fact into account in determining whether or the extent to which future equity awards should be made to the executive, may require all stock attained through Company grants of equity be retained until the guidelines are satisfied, or take any other action the compensation committee deems appropriate. In the rare instance in which compliance with the stock ownership guidelines would place an undue hardship on an executive or prevent an executive from complying with a court order, such as a divorce settlement, the compensation committee may grant transitional relief.

Equity Grant Practices

        The Company has established written guidelines for the grant, delivery, documentation and recording of equity awards and reviews these guidelines annually. Equity awards may be made only by the compensation committee or those authorized by the compensation committee and may not be backdated or granted retroactively. Options must be granted with an exercise price not less than the fair market value on the date of grant.

        Generally, for employees, the Company makes equity grants annually as of the first business day of April. This date was selected because it allows a consistent practice over time among all employee recipients, including executives, in coordination with other key annual compensation events such as annual increases in base pay. The date also allows sufficient time for the compensation committee to complete its executive compensation evaluation process for the current year. New hire equity grants, grants upon promotions and other awards that are not annual grants are generally made as of the first business day of the month following the date of employment, promotion or other triggering event. The compensation committee does not plan to vary the grant date of equity awards based on the release of material inside information, but has reserved the right to do so in unusual circumstances which might, for example, occur in connection with a major corporate transaction or other extraordinary event.

        For directors, the director compensation plan provides for annual awards to directors on the day following the annual meeting of shareowners and initial awards to new directors on the date such directors join the board.

Impact of Accounting and Tax Treatments

        Code Section 162(m) limits our ability to deduct annual compensation in excess of $1 million paid to any of the named executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. The compensation committee has considered the effect of Code Section 162(m) on the Company's executive compensation program and will attempt to satisfy the requirements for deductibility under Code Section 162(m) with respect to performance-based compensation. The compensation committee has decided, however, that it needs to retain the flexibility to exercise its judgment in assessing an executive's performance and that the total compensation program for executive officers should be managed in accordance with the compensation committee's previously stated objectives. Thus, if the requirements for deductibility under Section 162(m) conflict with our executive compensation principles and objectives or with what the compensation committee believes to be in the best interests of the shareowners, the compensation committee may authorize compensation which is not deductible, in whole or in part, for any given year.

        As previously discussed, in August 2007, Mr. Jack moved from his position as President of our North American magnet wire business to President of our Asia Pacific magnet wire business. As a result of this change, Mr. Jack ceased to be subject to the performance objectives established under the 2007 bonus plan for the North American magnet wire business and his bonus is not considered "performance based" under Code Section 162(m). The compensation committee believes aligning Mr. Jack's bonus performance objectives with his new responsibilities outweigh the benefits of deductibility.

        With the adoption of FAS 123R, the Company does not expect the accounting treatment of differing forms of equity awards to vary significantly. Therefore accounting treatment is not expected to have a material effect on the selection of forms of equity compensation or on other compensation decisions.

        While executive employment agreements and the SERP are being amended to bring them into compliance with the requirements of Section 409A of the Internal Revenue Code and the final regulations issued thereunder in 2007, such changes do not include gross ups or other protections that would increase the cost of benefits provided under such arrangements. Section 409A is not expected to have a material effect on the selection of forms of compensation or on other compensation decisions.

Hedging of Company Stock

        It is the Company's policy that directors, officers or employees may not engage in short-term speculative transactions involving "trading" in Company securities. This includes short sales, sales against the box and puts, calls and options on Company securities (other than the exercise of employee or director stock options). Other practices which may be effectively considered hedging, such as forward purchase contracts or margin loans, are not prohibited, but are subject to legal review in advance.

Recoupment Policy

        The board has adopted a policy setting forth standards for seeking the return (claw-back) from executive officers of incentive payments if such payments were inflated due to financial results that are later restated. The board may, to the extent permitted by applicable law, require reimbursement of excess incentive compensation received by an executive officer pursuant to an incentive program that becomes effective on or after January 1, 2008, if and to the extent that:

  •
  The amount of incentive compensation was calculated based on achievement of financial results that were subsequently restated;

  •
  The amount of the incentive compensation that would have been awarded to the executive officer had the financial results been properly reported would be materially less (more than 10%) than the amount actually awarded;

  •
  The executive officer engaged in knowing, intentional, fraudulent or illegal misconduct that caused or contributed to the need for the restatement; and

  •
  The incentive compensation was received or paid during the twenty-four-month period following the first public issuance or filing with the SEC of the financial statements required to be restated.

        Excess incentive compensation means the positive difference, if any, between the payment made to the executive officer (or the number of shares of stock or securities delivered) and the payment that would have been made or delivered to the officer had the incentive compensation been calculated based on the Company's financial statements as restated. In determining excess incentive compensation during any restatement period (whether cash or equity), additional amounts that might be due as a result of the restatement in one restated year will be netted against overpayments in another restated year and the positive difference is net of taxes paid by the executive officer. In the case of equity awards, to the extent the executive officer has not sold the awarded stock or security, the executive officer may be required to surrender (or the Company may cancel) the number of shares reflecting the excess award resulting from the excess incentive compensation. To the extent the awarded stock or securities have been sold, the executive officer may be required to repay the proportionate share of the excess incentive compensation from the proceeds of such sale (e.g., if 10% of such shares are sold, the executive officer shall repay 10% in cash and the remainder may be repaid through the surrender of excess shares).

Compensation Committee Discretion

        As mentioned above, for the 2007 annual cash bonus awards, the compensation committee had the authority to award an additional bonus of up to 20% of the total bonus that would otherwise be payable, based on its assessment of individual performance. In addition, the amounts to be paid as annual performance bonus, if any, could have been reduced by the compensation committee by up to 20% based on its assessment of an executive's individual performance. The compensation committee has adopted a policy that future annual and long-term performance-based plans will provide the compensation committee the authority to reduce amounts earned from either cash or equity-based awards if it determines that the applicable formulae would result in payouts that would be disproportionate to the Company's performance, or other extraordinary circumstances merit a reduction in amounts earned.

COMPENSATION COMMITTEE REPORT

        The compensation committee participated in the preparation of the Compensation Discussion and Analysis, reviewing successive drafts and discussing the drafts with management and the committee's independent compensation consultant. Based on its review and discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be incorporated in the Company's Annual Report on Form 10-K for fiscal year 2007 and included in the Company's 2008 Proxy Statement.

COMPENSATION COMMITTEE
Thomas H. Johnson, Chair
Monte R. Haymon
Perry J. Lewis
Joseph M. O'Donnell

COMPENSATION OF THE NAMED EXECUTIVES

Summary Compensation Table

        The following table sets forth the compensation earned by our CEO and other named executives for the years ended December 31, 2007 and 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(1)		Non-Equity Incentive Plan Compensation ($) (g)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(3)	All Other Compensation ($) (i)(4)	Total ($) (j)
Stephen M. Carter President and Chief Executive Officer (PEO)	2007 2006	$740,577 697,500	— —	$2,597,823 1,320,890		— —	$818,478 1,430,000	$717,252 847,131	$34,500 34,300	$4,908,630 4,329,821
David S. Aldridge EVP, Chief Financial Officer and Treasurer (PFO)	2007 2006	414,615 395,423	— —	734,788 711,971	$	— 168,184	252,091 440,000	208,034 295,990	29,039 27,514	1,638,567 2,039,082
Justin F. Deedy, Jr. EVP and President, Communications Segment	2007 2006	349,615 331,230	— —	616,535 683,815		— 168,184	223,073 368,500	159,129 236,049	33,857 27,157	1,382,209 1,814,935
H. Patrick Jack EVP and President, Essex Asia Pacific	2007 2006	341,500 329,039	— —	608,636 737,047		— 180,658	111,004 303,573	173,682 223,226	41,085 55,700	1,275,907 1,829,243
Barbara L. Blackford EVP, General Counsel and Secretary	2007 2006	321,923 291,923	— —	489,319 164,806		63,344 103,250	198,072 330,000	88,863 78,987	21,000 21,460	1,182,521 990,426

(1)
The amounts included in the table for each award represents the amount recorded as expense in our income statement for 2007 and 2006, respectively. The fair values of these awards and the amounts expensed in 2007 and 2006 were determined in accordance with FAS 123R or, with respect to awards granted prior to 2006, in accordance with FAS 123. The assumptions used in determining the grant date fair values of the option awards are set forth in the notes to the Company's consolidated financial statements for 2005 and 2006, which are included in our Annual Reports on Form 10-K for 2005 and 2006, filed with the SEC. The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table beginning on page 44, as well as awards granted in prior years for which we continued to recognize expense in 2006 and 2007.

(2)
Reflects the value of cash bonus compensation earned under the Amended and Restated Executive Bonus Plan, our program for annual cash bonuses, which is discussed under Annual Cash Bonus Awards in the Compensation Discussion and Analysis, beginning on page 34.

(3)
Amounts show the increase during 2006 and 2007 in actuarial values of each executive officer's benefits under our SERP.

(4)
Amounts included in this column are reflected in the following table.

		Carter	Aldridge	Deedy	Jack	Blackford
Employer contribution to 401(k) Plan	2007 2006	$9,000 8,800	$9,000 8,800	$9,000 8,800	$9,000 8,800	$9,000 8,800
Automobile allowance	2007 2006	18,000 18,000	14,400 14,400	14,400 14,400	14,400 14,400	12,000 12,000
Financial Advisory Fees	2007 2006	7,500 7,500	2,500 1,175	7,500 1,000	7,500 7,500	— 660
Premiums for disability insurance	2007 2006	— —	3,139 3,139	2,957 2,957	— —	— —
Relocation expenses	2007 2006	— —	— —	— —	10,185 —	— —

Grants of Plan-Based Awards

        This table discloses the actual number of restricted stock awards and performance share awards granted to our named executives in 2007 and the grant date fair value of these awards. It also shows the potential payouts as of the beginning of 2007 as annual cash bonus awards for 2007 performance, which is a form of non-equity incentive plan.

										All Other Option Awards: Number of Securities Underlying Options (#) (j)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		Exercise or Base Price of Option Awards ($/sh) (k)	Full Grant Date Fair Value of Award ($)(3) (l)
	Grant Date (b)
Name (a)		Committee Approval Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Carter	4/2/2007	3/1/2007	$150,000	$750,000	$1,500,000	8,601	43,005	86,010	—	—	—	$1,269,012
Aldridge	4/2/2007	3/1/2007	46,200	231,000	462,000	3,372	16,858	33,716	—	—	—	497,454
Deedy	4/2/2007	3/1/2007	39,050	195,250	390,500	2,850	14,249	28,498	—	—	—	420,466
Jack	4/2/2007	3/1/2007	37,950	189,750	379,500	2,769	13,847	27,694	—	—	—	408,604
Blackford	4/2/2007	3/1/2007	36,300	181,500	363,000	2,271	11,353	22,706	—	—	—	335,010

(1)
Represents threshold, target and maximum payout values for annual cash bonus plan for 2007. For more information on the annual bonus plan for 2007, see the description in the Annual Cash Bonuses Awards section of the Compensation Discussion and Analysis, beginning on page 34. In each case, the actual amount earned by each named executive officer in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table on page 43.

(2)
Represents threshold, target and maximum number of shares to be earned under performance share awards granted in 2007 under the 2005 Incentive Plan. The compensation committee approved these performance share awards on March 1, 2007 to be granted on April 2, 2007.

(3)
Represents the aggregate of the grant-date fair value of the equity incentive plan awards. The grant date fair value of the awards is determined pursuant to FAS 123R. The fair value calculation is based on the grant date fair value of the shares multiplied by the estimated number of shares that will ultimately vest. Based on the Company's estimates at the date of grant for financial accounting purposes, it was expected that 84.6% of the target number of performance shares would ultimately vest.

        Equity Awards.    As described in the Compensation Discussion and Analysis, our named executive officers are eligible for long-term incentive awards. On April 2, 2007, our named executives received a grant of performance shares which represent the right to earn shares of our common stock. The grant-date values of the performance shares are reflected in the Grants of Plan-Based Awards table above. Except in limited circumstances as described below, the performance shares vest if and only to the extent that we meet specific performance objectives with respect to RONA (return on net assets), copper-adjusted Pro Forma Core Business Revenues and Adjusted EBITDA Margin during the performance period of 2007-09. For purposes of these performance share awards, RONA is calculated by dividing our adjusted operating income for the applicable fiscal year (operating income adjusted for special items, as reported in the applicable year-end earnings release) by our average net assets for the applicable fiscal year. Core Business Revenues are determined based on 2009 revenues from each of our business segments (Communications, Magnet Wire North America, Magnet Wire Europe and Magnet Wire Asia Pacific), other than copper rod. Core Business Revenues are copper adjusted to a constant $3.00 COMEX copper value. Pro Forma Core Business Revenues are further adjusted on a pro forma basis to provide full year revenue credit for any businesses acquired during 2009. Adjusted EBITDA Margin is determined by dividing Adjusted EBITDA for each year by Core Business Revenues for that year. To the extent actual results exceed threshold levels of performance for each objective, a varying number of actual shares will be earned, from 20% to 200% of the target award.

        If the executive's employment is terminated due to death, disability, retirement, resignation for "good reason" or termination without "cause" (as defined in his or her employment agreement), the performance shares will vest on a pro rata basis for the time elapsed prior to the employment termination and will pay out at the end of the performance period based on actual performance. If a change of control of the Company occurs during the performance period, the performance shares will vest and pay out at the time of the change of control as to a number of shares, determined by the compensation committee, between the target and maximum number of shares that could be earned.

Outstanding Equity Awards at Fiscal Year End

        The following table shows outstanding stock options classified as exercisable and unexercisable, held by our named executives as of December 31, 2007. The table also shows the number and value of unvested stock awards (both time-based awards and performance-contingent awards) assuming a market value of $24.00 per share (the closing market price of our common stock on December 31, 2007, which was the last trading day of 2007).

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(7)
Carter	— —		— —		— —	— —	— —	3,000 14,053	(4) (5)	$72,000 337,272	37,513 —	(6)	$900,312 —
Aldridge	—		—		—	—	—	5,503	(5)	132,072	14,705	(6)	352,920
Deedy	—		—		—	—	—	4,609	(5)	110,616	12,429	(6)	298,296
Jack	14,000	(1)	—		—	$10.00	3/5/2014	4,568	(5)	109,632	12,079	(6)	289,896
Blackford	45,000 10,000	(2) (3)	— 10,000	(3)	— —	14.40 17.84	5/3/2014 4/1/2015	3,000 3,538	(4) (5)	72,000 84,912	9,093 —	(6)	237,672 —

(1)
Stock options awarded to Mr. Jack under the 2003 Incentive Plan upon his execution of an employment agreement following our emergence from reorganization in November 2003. The original award of 150,000 options vested in three equal annual installments beginning on November 10, 2004. The exercise price for the remaining options is $10 per share.

(2)
Stock options awarded to Ms. Blackford under the 2003 Incentive Plan in May 2004 upon her joining the Company. Under this award, Ms. Blackford received options to acquire 45,000 shares of Company common stock vesting in three equal annual installments beginning on May 3, 2005.

(3)
Stock options awarded to Ms. Blackford on April 1, 2005 under the 2005 Incentive Plan. Under this award, Ms. Blackford received options to acquire 20,000 shares of Company common stock vesting in four equal annual installments beginning on April 1, 2006.

(4)
Restricted stock awarded to Mr. Carter and Ms. Blackford on April 20, 2005 under the 2005 Incentive Plan. Under this award, Mr. Carter and Ms. Blackford received 6,000 shares of restricted stock. 50% of these shares vested on March 8, 2006, because our stock price reached $24 or more for 20 consecutive days, a 45% increase over the stock price on the grant date. The remaining 3,000 shares of this award vest on April 1, 2009.

(5)
Restricted stock awarded to the executive on March 31, 2006 under the 2005 Incentive Plan. 100% of the shares vest on March 31, 2009.

(6)
Performance share awards granted to the executive on April 2, 2007 under the 2005 Incentive Plan, which vest based on our achievement against objectives for the three-year period ending December 31, 2009. The number of awards in column (i) of this table represents the estimated payout as if December 31, 2007 had been the end of the performance period, which would have resulted in a payout equal to 87.23% of target. For more detail on the performance and vesting criteria for these performance share awards, see the discussion under Equity Awards on page 44.

(7)
Reflects the value as calculated using the closing market price of our common stock as of the last trading day in 2007, December 31, 2007 ($24.00).

Option Exercises and Stock Vested

        The following table sets forth certain information regarding the options exercised, and stock awards vesting, during 2007 for our named executives.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)(2)
Stephen M. Carter	—	—	150,926	(3)	$4,100,725
David S. Aldridge	33,764	$767,793	26,795	(4)	643,080
Justin F. Deedy, Jr.	33,764	767,793	22,442	(4)	538,608
H. Patrick Jack	56,000	1,215,720	22,240	(4)	533,760
Barbara L. Blackford	—	—	17,225	(4)	413,400

(1)
Reflects the market price of our common stock on the date of exercise, minus the exercise price of the stock options.

(2)
Reflects the market price of our common stock on the vesting date multiplied by the number of shares vesting on that date.

(3)
Represents 82,500 shares of restricted stock which was part of a grant to Mr. Carter upon joining the Company and 68,426 shares to be issued upon settlement of the 2006 performance shares granted in 2006.

(4)
Represents shares to be issued in settlement of the 2006 performance shares granted in 2006.

Pension Benefits

        The following table shows the years of credited service and the present value of accumulated benefits for our named executives under our SERP.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Stephen M. Carter	SERP	4.2	$2,424,249	—
David S. Aldridge	SERP	4.2	796,476	—
Justin F. Deedy, Jr.	SERP	4.2	621,775	—
H. Patrick Jack	SERP	4.2	672,406	—
Barbara L. Blackford	SERP	3.8	234,201	—

        The actuarial present value of the accumulated plan benefits was calculated using the projected unit credit actuarial method and the following assumptions: discount rate of 6.2%; normal retirement age of 62; and mortality using the RP 2000 White Collar Mortality Table projected to 2010. Other than with respect to Ms. Blackford, until 2008, the Company is accruing two years of credited service under the SERP for each year served.

        Our SERP is an unfunded, non-qualified defined benefit retirement plan. As described above under "Compensation Discussion and Analysis—Benefits", we are amending and restating the SERP effective April 1, 2008 to bring the benefits thereunder more in line with market practices. Under the SERP in effect prior to April 1, 2008, executives are eligible to receive an annual retirement benefit based on the following percentage of the executive's final average compensation multiplied by the executive's years of service with us after November 10, 2003:

Mr. Carter	2.5%
Mr. Aldridge	2.0%
Mr. Deedy	2.0%
Mr. Jack	2.0%
Ms. Blackford	2.0%

        Final average compensation is the annual average of an executive's compensation earned for the three highest paid years out of the last five calendar years prior to the executive's retirement or other termination of employment (excluding amounts received prior to November 10, 2003). For purposes of the SERP, "compensation" is an executive's annual base salary and actual short-term bonus earned. "Compensation" does not include any other forms of compensation, such as equity awards and benefits. Under the amended SERP, the accrual rate for these executives will be reduced to 1.5% effective January 1, 2009 for service on and after such date.

        Accrued benefits under the SERP vest after four years of service, which was November 10, 2007 for Messrs. Carter, Aldridge, Deedy and Jack, and will be April 12, 2008 for Ms. Blackford. SERP benefits would vest early upon a change of control. For purposes of calculating their SERP benefit, Messrs. Carter, Aldridge, Deedy and Jack will be treated as having accrued an additional five years of service if they remain employed by us through November 10, 2008.

        Benefits under the SERP are reduced by 3% per year if benefits commence prior to age 62, except in the case of disability. The amended SERP will reduce benefits by such rate even in the case of disability. The amended SERP will also increase this early retirement penalty to 5% per year if benefits commence prior to age 62, although the named executive officers are grandfathered from this change. Benefits under the SERP are not reduced for Social Security, 401(k) or other similar benefits or other offset amounts.

        The amended SERP provides a 30 year service cap and clarifies that mortality will be calculated using the RP 2000 White Collar Mortality Table (male and female) and will incorporate projection of future mortality improvements. The amended SERP also provides that the default payment method is a lump sum.

Potential Payments Upon Termination or Change of Control

        Employment Agreements.    As described in the Compensation Discussion and Analysis, we have employment agreements with our named executive officers. The employment agreements provide benefits to the executive in the event of the termination of his or her employment under certain conditions. The amount of the benefits varies depending on the reason for the termination, as explained below. As described above under "Compensation Discussion and Analysis—Employment Agreements", these agreements are being amended in certain respects to more closely align these agreements with market practices. These changes are described below.

        Termination for Cause; Resignation Without Good Reason.    If an executive is terminated for "cause" or resigns without "good reason" (as such terms are described below), the executive receives only the salary and vested benefits that are accrued through the date of termination. No special severance benefits are payable. For purposes of the employment agreements, "cause" is defined as (a) the executive's continued willful failure to perform his/her duties, (b) the executive's dishonesty in the performance of his/her duties that is harmful to the financial condition or business reputation of the Company, (c) the executive's conviction of or plea to a felony or certain misdemeanors, (d) the executive's willful malfeasance or willful misconduct or act or omission that is harmful to the financial condition or business reputation of the Company, or (e) the executive's significant breach of the restrictive covenant in the agreement. For purposes of the employment agreements, "good reason" is defined as any of the following without the executive's consent: (a) a reduction in the executive's base salary or annual bonus opportunity, (b) a material reduction in benefits, (c) removal of the executive from his/her position, (d) a material adverse change in authority, duties and responsibilities or reporting lines, (e) a relocation of more than 35 miles from his/her current work location, (f) the Company's failure to pay amounts due under the employment agreement, or (g) the Company's election not to extend the employment term. The agreements, as amended, retain these definitions, except that the "good reason" trigger based on the Company's election not to extend the employment term applies only if the executive would be less than age 62 at the end of the then-current employment term.

        Termination Due to Death or Disability.    If the executive dies, or if we terminate the executive due to disability, the executive (or his or her estate) receives salary and vested benefits accrued through the date of termination, plus a pro-rata portion of the executive's annual bonus earned through the date of termination, based on performance against target for the portion of the year prior to termination. The agreements, as amended, provide that the portion of the final-year bonus payable upon death or disability is a pro-rata portion of the executive's target annual bonus earned through the date of termination.

  Termination Without Cause; Resignation for Good Reason.

        General.    If the executive is terminated without cause or resigns for good reason, either before a change of control of the Company occurs or more than one year (or two years under the amended agreements) after a change of control, the executive will receive a severance payment in addition to accrued salary and vested benefits. Mr. Carter would receive a severance payment of two times his annual base salary and two times his pro-rata annual bonus earned through the date of termination, based on performance against target for the portion of the year prior to termination. Each of the other executives would receive a severance payment equal to one times base salary and one times his or her pro-rata annual bonus earned through the date of termination, based on performance against target for the portion of the year prior to termination. Pursuant to the amended agreements, an executive would receive severance equal to a multiple (two times in the case of Mr. Carter and one times in the case of the other executives) of the sum of his/her base salary and target annual bonus. Severance payments are generally paid in cash in a lump sum. For up to one year after termination, we will also provide the executive with the same health and welfare benefits we provide for active employees. As amended, the employment agreements will extend the health and welfare benefit continuation for Mr. Carter to two years.

        In addition, our compensation committee has discretion to vest some or all of the executive's equity awards. Any performance-based equity awards held by the executive would automatically vest, to the extent the performance targets had been met as of the termination date, regardless of whether the executive had satisfied any service requirements.

        In Connection with a Change of Control.    If the executive is terminated without cause or resigns for good reason within one year (or within two years under the amended agreements) following a change of control of the Company, then in addition to accrued salary and vested benefits, the executive will be entitled to:

  •
  a severance payment equal to two times the sum of the executive's annual base salary and target annual bonus for the year of termination (under the amended agreements, Mr. Carter's severance payment under these conditions would be 2.75 times the sum of his base salary and target annual bonus),

  •
  vesting of all outstanding equity awards, and

  •
  continuation of health and welfare benefits for a period of one year. Under the amended agreements, this period has been extended to two years for executives other than Mr. Carter, and 33 months in the case of Mr. Carter.

        No Duplication of Severance Benefits.    Any severance payable under the executive's employment agreement would be in lieu of any other cash severance or similar termination benefits payable under our plans, programs or arrangements, excluding the SERP, to the extent of the severance payments and benefits provided under the employment agreements.

        Restrictive Covenants.    To receive the severance benefits under the employment agreement, the executive must comply with certain restrictive covenants. Each of the employment agreements contains covenants that apply during the employment term and for a period of twelve months after the executive's termination of employment. During that period, the executive has agreed not to directly or indirectly:

  •
  enter into competition with our magnet wire or communications cable business,

  •
  solicit such business from our clients or customers other than on our behalf, or

  •
  solicit or encourage any of our employees or consultants to terminate their relationship with us.

        The employment agreements also contain covenants that the executive will not divulge our confidential information or make disparaging statements about the Company, our employees, officers or directors, or our business.

        Recoupment Policy.    Under the amended employment agreements, the executives acknowledge that any incentive compensation he or she receives from the Company under an incentive program becoming effective on or after January 1, 2008, may be subject to recoupment pursuant to the terms of the Company's new policy setting forth standards for seeking the return from executive officers of incentive payments if such payments were greater than they should have been based on financial results that are later restated.

        Code Section 409A Amendments.    The amended agreements contain certain technical amendments designed to bring them into compliance with the requirements of Section 409A of the Code and the final regulations issued thereunder in 2007.

Summary of Termination Payments and Benefits

        The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he or she had terminated employment on December 31, 2007 under the circumstances shown. These tables reflect the provisions of the employment agreements in effect on December 31, 2007, not the provisions of the newly amended employment agreements.

        The amounts shown in the tables do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and distributions of plan balances under our tax-qualified 401(k) plan. The amounts shown in the tables do not include payments upon termination for cause as the named executive officers would not be entitled to any payments.

Stephen M. Carter

Type of Payment	Resignation without Good Reason	Termination without Cause or Resignation For Good Reason		Retirement		Death		Disability		Termination without Cause or Resignation for Good Reason in connection with a Change of Control
COMPANY EXECUTIVE BONUS PLAN(1)	—	$818,478		$818,478		$818,478		$818,478		$818,478
TERMINATION PAYMENTS (Employment Agreement)	—	3,136,956		—		—		—		3,000,000
EQUITY VESTING(2)
2005 Restricted Stock Grant	—	—	(3)	72,000		72,000		72,000		72,000
2006 Restricted Stock Grant	—	—	(3)	337,272		337,272		337,272		337,272
2007 Performance Shares	—	319,296	(4)	319,296	(4)	319,296	(4)	319,296	(4)	1,032,120	(5)
SERP(6)	$1,605,388	1,605,388		1,605,388		1,605,388		2,084,920		1,605,388
BENEFIT CONTINUATION (Employment Agreement)(7)	—	15,532		—		—		—		15,532

TOTAL	$1,605,388	$5,895,650		$3,152,434		$3,152,434		$3,631,966		$6,880,790

(1)
Pursuant to the Company's Executive Bonus Plan, in the event of termination by reason of death, disability, retirement, termination without cause or resignation for good reason, the executive is entitled to his pro rata annual bonus based on actual performance through the date of termination. A pro rata payment is 100% when the termination occurs on the last day of the year, as in this example.

(2)
Based on $24.00 closing price of Company common stock on December 31, 2007, the last trading day of 2007.

(3)
The compensation committee may, but need not, accelerate vesting of unvested awards.

(4)
This award vests pro rata based on time elapsed in the performance period (33 1/3%) and pays out at the end of the performance period based on actual performance. Because the award vests based on performance over the three year period ending December 31, 2009, it is not possible at this time to know what actual performance would be as of December 31, 2007. The amount shown in this table reflects the assumption made as of December 31, 2007 for financial accounting purposes as to number of shares that would eventually be earned (92.9% of the "target" level). Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table on page 44 due to different estimates of shares that will eventually be earned and different stock prices on December 31, 2007 and the date of grant. This value is also different than the "maximum" value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(5)
Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown assumes payout at the "target" level.

(6)
Termination without cause or resignation for good reason, retirement and disability benefits reflect the present value of the benefit payable assuming the participant terminated on December 31, 2007 and elected to take 50% of the benefit as a lump sum and 50% of the benefit as a life annuity. Present value calculations are based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest). Death and termination without cause or resignation for good reason in connection with a change in control benefits reflect the present value of the 100% lump sum benefit payable assuming the participant terminated on December 31, 2007. Lump sum is based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest).

(7)
Represents 12 months of the employer portion of 2008 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

David S. Aldridge

Type of Payment	Resignation without Good Reason	Termination without Cause Or Resignation For Good Reason		Retirement		Death		Disability		Termination without Cause or Resignation for Good Reason in connection with a Change of Control
COMPANY EXECUTIVE BONUS PLAN(1)	—	$252,091		$252,091		$252,091		$252,091		$252,091
TERMINATION PAYMENTS (Employment Agreement)	—	672,091		—		—		—		1, 302,000
EQUITY VESTING(2):
2006 Restricted Stock Grant	—	—	(3)	132,072		132,072		132,072		132,072
2007 Performance Shares	—	125,163	(4)	125,163	(4)	125,163	(4)	125,163	(4)	404,592	(5)
SERP(6)	$544,282	544,282		544,282		544,282		733,040		544,282
BENEFIT CONTINUATION (Employment Agreement)(7)	—	18,107		—		—		—		18,107

TOTAL	$544,282	$1,611,734		$1,053,608		$1,053,608		$1,242,366		$2,653,144

(1)
Pursuant to the Company's Executive Bonus Plan, in the event of termination by reason of death, disability, retirement, termination without cause or resignation for good reason, the executive is entitled to his pro rata annual bonus based on actual performance through the date of termination. A pro rata payment is 100% when the termination occurs on the last day of the year, as in this example.

(2)
Based on $24.00 closing price of Company common stock on December 31, 2007, the last trading day of 2007.

(3)
The compensation committee may, but need not, accelerate vesting of unvested awards.

(4)
This award vests pro rata based on time elapsed in the performance period (33 1/3%) and pays out at the end of the performance period based on actual performance. Because the award vests based on performance over the three year period ending December 31, 2009, it is not possible at this time to know what actual performance would be as of December 31, 2007. The amount shown in this table reflects the assumption made as of December 31, 2007 for financial accounting purposes as to number of shares that would eventually be earned (92.9% of the "target" level). Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table on page 44 due to different estimates of shares that will eventually be earned and different stock prices on December 31, 2007 and the date of grant. This value is also different than the "maximum" value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(5)
Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown assumes payout at the "target" level.

(6)
Termination without cause or resignation for good reason, retirement and disability benefits reflect the present value of the benefit payable assuming the participant terminated on December 31, 2007 and elected to take 50% of the benefit as a lump sum and 50% of the benefit as a life annuity. Present value calculations are based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest). Death and termination without cause or resignation for good reason in connection with a change in control benefits reflect the present value of the 100% lump sum benefit payable assuming the participant terminated on December 31, 2007. Lump sum is based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest).

(7)
Represents 12 months of the employer portion of 2008 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

Justin F. Deedy

Type of Payment	Resignation without Good Reason	Termination without Cause or Resignation For Good Reason		Retirement		Death		Disability		Termination without Cause or Resignation for Good Reason in connection with a Change of Control
COMPANY EXECUTIVE BONUS PLAN(1)	—	$223,073		$223,073		$223,073		$223,073		$223,073
TERMINATION PAYMENTS (Employment Agreement)	—	578,073		—		—		—		1,100,500
EQUITY VESTING(2)
2006 Restricted Stock Grant	—	—	(3)	110,616		110,616		110,616		110,616
2007 Performance Shares	—	105,790	(4)	105,790	(4)	105,790	(4)	105,790	(4)	341,976	(5)
SERP(6)	$441,992	441,992		441,992		441,992		626,940		441,992
BENEFIT CONTINUATION (Employment Agreement)(7)	—	17,558		—		—		—		17,558

TOTAL	$441,992	$1,366,486		$881,471		$881,471		$1,066,419		$2,235,715

(1)
Pursuant to the Company's Executive Bonus Plan, in the event of termination by reason of death, disability, retirement, termination without cause or resignation for good reason, the executive is entitled to his pro rata annual bonus based on actual performance through the date of termination. A pro rata payment is 100% when the termination occurs on the last day of the year, as in this example.

(2)
Based on $24.00 closing price of Company common stock on December 31, 2007, the last trading day of 2007.

(3)
The compensation committee may, but need not, accelerate vesting of unvested awards.

(4)
This award vests pro rata based on time elapsed in the performance period (33 1/3%) and pays out at the end of the performance period based on actual performance. Because the award vests based on performance over the three year period ending December 31, 2009, it is not possible at this time to know what actual performance would be as of December 31, 2007. The amount shown in this table reflects the assumption made as of December 31, 2007 for financial accounting purposes as to number of shares that would eventually be earned (92.9% of the "target" level). Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table on page 44 due to different estimates of shares that will eventually be earned and different stock prices on December 31, 2007 and the date of grant. This value is also different than the "maximum" value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(5)
Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown assumes payout at the "target" level.

(6)
Termination without cause or resignation for good reason, retirement and disability benefits reflect the present value of the benefit payable assuming the participant terminated on December 31, 2007 and elected to take 50% of the benefit as a lump sum and 50% of the benefit as a life annuity. Present value calculations are based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest). Death and termination without cause or resignation for good reason in connection with a change in control benefits reflect the present value of the 100% lump sum benefit payable assuming the participant terminated on December 31, 2007. Lump sum is based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest).

(7)
Represents 12 months of the employer portion of 2008 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

H. Patrick Jack

Type of Payment	Resignation without Good Reason	Termination without Cause or Resignation For Good Reason		Retirement		Death		Disability		Termination without Cause or Resignation for Good Reason in connection with a Change of Control
COMPANY EXECUTIVE BONUS PLAN(1)	—	$111,004		$111,004		$111,004		$111,004		$111,004
TERMINATION PAYMENTS (Employment Agreement)	—	456,004		—		—		—		1,069,500
EQUITY VESTING(2):
2006 Restricted Stock Grant	—	—	(3)	109,632		109,632		109,632		109,632
2007 Performance Shares	—	102,809	(4)	102,809	(4)	102,809	(4)	102,809	(4)	332,328	(5)
SERP(6)	$421,092	421,092		421,092		421,092		516,677		421,092
BENEFIT CONTINUATION (Employment Agreement)(7)	—	11,576		—		—		—		11,576

TOTAL	$421,092	$1,102,485		$744,537		$744,537		$840,122		$2,055,132

(1)
Pursuant to the Company's Executive Bonus Plan, in the event of termination by reason of death, disability, retirement, termination without cause or resignation for good reason, the executive is entitled to his pro rata annual bonus based on actual performance through the date of termination. A pro rata payment is 100% when the termination occurs on the last day of the year, as in this example.

(2)
Based on $24.00 closing price of Company common stock on December 31, 2007, the last trading day of 2007.

(3)
The compensation committee may, but need not, accelerate vesting of unvested awards.

(4)
This award vests pro rata based on time elapsed in the performance period (33 1/3%) and pays out at the end of the performance period based on actual performance. Because the award vests based on performance over the three year period ending December 31, 2009, it is not possible at this time to know what actual performance would be as of December 31, 2007. The amount shown in this table reflects the assumption made as of December 31, 2007 for financial accounting purposes as to number of shares that would eventually be earned (92.9% of the "target" level). Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table on page 44 due to different estimates of shares that will eventually be earned and different stock prices on December 31, 2007 and the date of grant. This value is also different than the "maximum" value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(5)
Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown assumes payout at the "target" level.

(6)
Termination without cause or resignation for good reason, retirement and disability benefits reflect the present value of the benefit payable assuming the participant terminated on December 31, 2007 and elected to take 50% of the benefit as a lump sum and 50% of the benefit as a life annuity. Present value calculations are based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest). Death and termination without cause or resignation for good reason in connection with a change in control benefits reflect the present value of the 100% lump sum benefit payable assuming the participant terminated on December 31, 2007. Lump sum is based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest).

(7)
Represents 12 months of the employer portion of 2008 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

Barbara L. Blackford

Type of Payment	Resignation without Good Reason	Termination without Cause or Resignation For Good Reason		Retirement		Death		Disability		Termination without Cause or Resignation for Good Reason in connection with a Change of Control
COMPANY EXECUTIVE BONUS PLAN(1)	—	$198,072		$198,072		$198,072		$198,072		$198,072
TERMINATION PAYMENTS (Employment Agreement)	—	582,072		—		—		—		1,023,000
EQUITY VESTING(2):
2005 Option Grant	—	—	(3)	61,600		61,600		61,600		61,600
2005 Restricted Stock Grant	—	—	(3)	72,000		72,000		72,000		72,000
2006 Restricted Stock Grant	—	—	(3)	84,912		84,912		84,912		84,912
2007 Performance Shares	—	84,292	(4)	84,292	(4)	84,292	(4)	84,292	(4)	272,472	(5)
SERP(6)	—	—		—		—		—		288,166
BENEFIT CONTINUATION(7)	—	7,002		—		—		—		7,002

TOTAL	—	$871,438		$500,876		$500,876		$500,876		$2,007,224

(1)
Pursuant to the Company's Executive Bonus Plan, in the event of termination by reason of death, disability, retirement, termination without cause or resignation for good reason, the executive is entitled to her pro rata annual bonus based on actual performance through the date of termination. A pro rata payment is 100% when the termination occurs on the last day of the year, as in this example.

(2)
Based on $24.00 closing price of Company common stock on December 31, 2007, the last trading day of 2007.

(3)
The compensation committee may, but need not, accelerate vesting of unvested awards.

(4)
This award vests pro rata based on time elapsed in the performance period (33 1/3%) and pays out at the end of the performance period based on actual performance. Because the award vests based on performance over the three year period ending December 31, 2009, it is not possible at this time to know what actual performance would be as of December 31, 2007. The amount shown in this table reflects the assumption made as of December 31, 2007 for financial accounting purposes as to number of shares that would eventually be earned (92.9% of the "target" level). Note that this table shows a different dollar value from that shown in column (l) of the Grants of Plan-Based Awards table on page 44 due to different estimates of shares that will eventually be earned and different stock prices on December 31, 2007 and the date of grant. This value is also different than the "maximum" value for these awards shown in the Outstanding Equity Awards at Fiscal Year End table on page 45, because of different assumptions required for that table under applicable disclosure rules.

(5)
Award vests and pays out upon the occurrence of a change of control as to the number of shares determined by the compensation committee between the target and maximum number of shares. The amount shown assumes payout at the "target" level.

(6)
Termination without cause or resignation for good reason, retirement and disability benefits reflect the present value of the benefit payable assuming the participant terminated on December 31, 2007 and elected to take 50% of the benefit as a lump sum and 50% of the benefit as a life annuity. Present value calculations are based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest). Death and termination without cause or resignation for good reason in connection with a change in control benefits reflect the present value of the 100% lump sum benefit payable assuming the participant terminated on December 31, 2007. Lump sum is based on the plan's definition of actuarial equivalence (using RP2000 sex distinct mortality table with no projection and no collar adjustment; 7% interest).

(7)
Represents 12 months of the employer portion of 2008 projected COBRA cost for medical, prescription and dental coverage and 12 months of the employer portion of disability and life insurance coverage available to all salaried employees. Executive pays the active-employee shared cost for such coverage during such 12-month period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        Information is set forth below regarding beneficial ownership of our common stock, to the extent known to the Company, by (1) each person known by us to have beneficial ownership of more than 5% of our common stock, (2) each of our directors, (3) each of the named executives and (4) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of January 1, 2008, except as otherwise noted.

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)		Percent of Class(3)
Marathon Asset Management LLP(4)	3,166,217		15.59%
FMR LLC(5)	2,288,370		11.27
Keeley Asset Management Corp.(6)	1,283,500		6.32
Goldman Sachs Asset Management, LP(7)	1,276,829		6.29
Barclays Global Investors, NA(8)	1,112,988		5.48
Stephen M. Carter	240,511	(9)	1.18
David S. Aldridge	94,628	(10)	*
Justin F. Deedy, Jr.	89,541	(11)	*
H. Patrick Jack	104,115	(12)	*
Barbara L. Blackford	81,042	(13)	*
Stephanie W. Bergeron	3,130		*
Denys Gounot	19,885	(14)	*
James F. Guthrie	18,885	(14)	*
Monte R. Haymon	54,702	(15)	*
Andrew P. Hines	18,365	(14)	*
Thomas H. Johnson	3,445		*
Perry J. Lewis	20,885	(14)	*
Joseph M. O'Donnell	1,130		*
All directors and executive officers as a group (16 persons)	792,480	(16)	3.90

*
Less than one percent.

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Superior Essex Inc., 150 Interstate North Parkway, Atlanta, Georgia 30339.

(2)
Includes shares subject to stock options that are currently exercisable or exercisable within 60 days of January 1, 2008.

(3)
Based on 20,311,074 shares of common stock outstanding on January 1, 2008.

(4)
Information is based on a Schedule 13G filed with the SEC on January 25, 2008 by Marathon Asset Management LLP ("Marathon") and certain affiliates. The principal business address of Marathon is Orion House, 5 Upper St. Martin's Lane, London, WC2H 9EA, United Kingdom. Marathon is a registered investment advisor and holds these securities on behalf of advisory clients, none of which holds more than 5% of the Company's outstanding stock.

(5)
Information is based on a Schedule 13G/A filed with the SEC on February 14, 2008 by FMR LLC, a parent holding company. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment advisor ("Fidelity"), is the beneficial owner of 2,288,370 shares as a result of acting as investment advisor to various investment companies. One such investment company, Fidelity Low Priced Stock Fund, holds 1,541,421 shares or 7.59% of the Company's outstanding stock. Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 2,288,370 shares owned by the

  Funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of shares owned by the Fidelity funds. The principal business address of each of these entities is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)
Information is based on a Schedule 13G filed with the SEC on February 14, 2008 on behalf of Keeley Asset Management Corp., an investment advisor ("Keeley Management"), and Keeley Funds, Inc., an investment company ("Keeley Funds"). The principal business address of Keeley Management and Keeley Funds is 401 South LaSalle Street, Chicago, Illinois 60605. Keeley Management and Keeley Funds share beneficial ownership over the same 1,283,500 shares.

(7)
As reported on a Schedule 13G filed with the SEC on February 1, 2008, Goldman Sachs Asset Management, LP, an investment advisor, has sole voting power over 1,042,178 shares and sole dispositive power over 1,225,535 shares. The principal business address is 32 Old Slip, New York, New York 10005.

(8)
Information is based on a Schedule 13G filed with the SEC on February 6, 2008 by Barclays Global Investors, NA, a bank, and certain affiliates which reported sole voting and dispositive power as follows: Barclays Global Investors, N.A, Sole Voting Power—692,427 shares, Sole Dispositive Power—772,222 shares; Barclays Global Fund Advisors, Sole Voting Power and Sole Dispositive Power—338,166 shares; Barclays Global Investors, Ltd, Sole Voting Power and Sole Dispositive Power—2,600 shares. The principal business address is 45 Fremont Street, San Francisco, California 94105.

(9)
Includes 17,053 shares of restricted common stock.

(10)
Includes 5,503 shares of restricted common stock.

(11)
Includes 4,609 shares of restricted common stock.

(12)
Includes 4,568 shares of restricted common stock and options to purchase 14,000 shares of common stock.

(13)
Includes 6,538 shares of restricted common stock and options to purchase 55,000 shares of common stock.

(14)
Includes 1,667 shares of restricted common stock and options to purchase 7,000 shares of common stock.

(15)
Includes 1,667 shares of restricted common stock and options to purchase 37,500 shares of common stock.

(16)
Includes 62,726 shares of restricted common stock and options to purchase 160,294 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has in place a policy and procedure for the review, approval, or ratification of any related party transactions. This policy and procedure is set forth in the Company's governance principles, which may be accessed on our website, www.superioressex.com. Under our policy, directors must disclose to other directors, the chair and the Secretary any potential conflicts of interest they may have with respect to any matter under discussion. Directors should resign if a significant and continuing conflict of interest exists and cannot be resolved and should recuse themselves from any discussion or decision affecting their personal, business or professional interests.

        Directors must disclose all proposed Company agreements with third parties in which a director has an interest (e.g., the director or a family member is an officer, director, employee or 5% owner). Any such conflict transactions must be approved by the governance and nominating committee (unless the chair determines to refer the issue to a different body of independent directors). The Company permits, without approval, matching Company charitable contributions to an entity in which a director or employee is affiliated or has an interest without such approval. In addition, Company contributions to an entity in which a director or executive officer is affiliated or has an interest are permitted without such approval under such guidelines as the governance and nominating committee establishes from time to time. All Company contributions to an entity in which a director or executive officer is affiliated or has an interest are disclosed annually to the governance and nominating committee.

        Denys Gounot, a member of our board of directors, is the owner of DG Network. As of February 1, 2005, we entered into a consulting agreement with DG Network under which DG Network provided consulting services to the Company in connection with the combination of the Company's magnet wire operations in the UK with Nexans' European magnet wire operations. The consulting agreement was amended as of July 1, 2005 to extend the term through the closing of the joint venture between the Company and Nexans (October 21, 2005). The consulting agreement was approved by the Company's disinterested directors. The board of directors determined that under its governance principles, and applicable law and listing standards, payments made by the Company to DG Network resulted in Mr. Gounot not being considered an "independent director." The disinterested directors considered this issue in approving the consulting agreement, but determined that Mr. Gounot's unique experiences and skills, including his historical position at Alcatel when the Nexans magnet wire business reported to him, made the consulting agreement in the best interests of the Company and its shareowners.

        Upon the closing of the transaction on October 21, 2005, Mr. Gounot was named chair of the board of Essex Europe SAS (formerly Essex Nexans Europe SAS), the holding company for our European magnet wire operations ("Essex Europe"). On February 16, 2007, the Company entered into a new consulting agreement with DG Network, pursuant to which DG Network received an annual fee of $200,000, payable in equal monthly installments in advance, for providing consulting services to Essex Europe and as payment to Mr. Gounot for serving as chair of Essex Europe. DG Network is reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with the provision of consulting services. The consulting agreement may be terminated by either party upon 60 days prior notice. Mr. Gounot will also be reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with serving as chair of Essex Europe. The agreement was amended and restated as of February 25, 2008 to increase the annual fee from $200,000 to $210,000. This amendment was approved by our governance and nominating committee.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent shareowners are required by SEC regulations to furnish us with a copy of all Section 16(a) forms they file.

        The Company's information regarding compliance with Section 16(a) is based solely on a review of the copies of these reports furnished to us or written representations to the Company by its executive officers, directors and greater than ten percent beneficial owners. We believe that during fiscal year 2007, all directors, executive officers and greater than ten percent beneficial owners complied with the Section 16(a) requirements.

Availability of 10-K and Annual Report

        SEC rules require us to provide an Annual Report to shareowners who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of our Annual Report on

Form 10-K for the fiscal year ended December 31, 2007 are available to any shareowner without charge upon written request to Superior Essex Inc. to the attention of Peggy Tharp, 150 Interstate North Parkway, Atlanta, GA 30339. You may also obtain our Annual Report on Form 10-K via the Internet at www.superioressex.com/2008proxy.aspx or at the SEC's website, www.sec.gov.

DELIVERY OF THIS PROXY STATEMENT

        SEC rules permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

        This year, a number of brokers with accountholders who are Superior Essex Inc. shareowners will be "householding" our proxy materials. A single proxy statement will be delivered to multiple shareowners sharing an address unless contrary instructions have been received from the affected shareowner. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, or, if you are a shareowner of record, direct your written request to Superior Essex Inc., Attention: Peggy Tharp, 150 Interstate North Parkway, Atlanta, GA 30339 or contact Ms. Tharp at (770) 657-6000.

        Shareowners who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or, if a shareowner is a shareowner of record of our shares, they should submit a written request to American Stock Transfer & Trust Company, our transfer agent, at 59 Maiden Lane, New York, NY 10038, Attention: Paula Caroppoli.

APPENDIX A

SUPERIOR ESSEX INC. POLICY REGARDING EVALUATION OF DIRECTOR CANDIDATES

General

        The Governance and Nominating Committee (the "Committee") has the responsibility and authority to recommend to the Board of Directors (the "Board") qualifications for nominees to the Board and the criteria and procedures for the evaluation of candidates for nomination to the Board. This Policy has been recommended by the Committee and approved by the Board.

Identification of Candidates

        Shareowners Nominations.    The Committee will consider written proposals from shareowners for Director candidates. Any such proposal must be submitted to the Committee in a manner that complies with the provisions of the Company's Bylaws for submission of shareowner proposals.

        In evaluating any candidates that are proposed by shareowners, the Committee will follow the same process and apply the same criteria as it does for candidates identified by the Committee or the Board.

        Unsolicited Offers and Recommendations.    The Committee may consider unsolicited written offers by individuals seeking to serve as director and unsolicited written recommendations of director candidates from shareowners or third parties. Unsolicited offers should be sent by mail to the Governance and Nominating Committee c/o Corporate Secretary at the Company's principal offices or such other address as is posted to the Company's website by the Secretary. Such offers and recommendations will be forwarded to the Chair of the Governance and Nominating Committee for evaluation.

        Candidate Search.    The Committee may conduct a search for director candidates in any manner it considers appropriate, including hiring third parties that may be paid by the Committee to assist in identifying or evaluating candidates or seeking nominees from existing directors or management.

Candidate Evaluations

        A candidate is evaluated by the Committee before recommending the candidate to the full Board for nomination, election or re-election.

        Evaluation Criteria.    This evaluation process includes a determination of whether the candidate meets the written criteria established by the Board in the governance principles and the qualifications described below.

        The Committee may also apply in its evaluation any additional objective or subjective criteria that it develops related to specific skills, experience, qualities or characteristics that are being sought by the Board in candidates at the time.

        Background Checks.    The evaluation of any candidate for initial election will include reviewing the candidate's resume or other biographical information. In addition, before a candidate is recommended to the Board, the Committee will require a background check to confirm the candidate's qualifications and conduct any other criminal and other background investigations as the Committee decides are appropriate.

        Candidate Interviews.    The evaluation of any particular candidate may include personal interviews with various members of the Committee, the Board and the Company's management.

        Other.    Before a nominee is recommended to the Board for initial election, the candidate must indicate in writing their agreement to serve on the Board and complete a director's questionnaire.

Director Qualifications and Evaluation Considerations

        Directors of the Company should possess, at a minimum, the following qualities:

  (i)
  The highest ethics, integrity and values;

  (ii)
  An outstanding personal and professional reputation;

  (iii)
  Professional experience that adds to the mix of the Board as a whole;

  (iv)
  The ability to exercise independent business judgment;

  (v)
  Freedom from conflicts of interest;

  (vi)
  Demonstrated leadership skills; and

  (vii)
  The willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director.

        In evaluating Director candidates, the Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company's business and represent shareowner interests. In so doing, the Committee will consider an appropriate balance of experience, skills and background, will ensure that at least two-thirds of the Directors are Independent Directors and apply the criteria that it deems appropriate, including the following:

  (i)
  Whether the candidate possesses the qualities described above;

  (ii)
  Whether the candidate qualifies as an Independent Director under the Company's guidelines;

  (iii)
  The extent to which the candidate contributes to the diversity of the Board in terms of background, specialized experience, age sex and race;

  (iv)
  The candidate's management experience in complex organizations and experience in dealing with complex business problems;

  (v)
  The extent of the candidate's experience at a strategy- or policy-setting level in business, government, education, technology or public interest organization;

  (vi)
  The candidate's past or current service on the board of directors of public or private companies, charitable organizations and community organizations or in roles dealing with such boards;

  (vii)
  The candidate's familiarity with issues affecting the Company's businesses;

  (viii)
  The candidate's other commitments, such as employment and other board positions;

  (ix)
  Whether the candidate would qualify under the Company's governance principles for membership on a Board Committee;

  (x)
  The candidate's ability to advance constructive debate and a collaborative culture;

  (xi)
  A candidate who is the Chief Executive Officer of another company should not serve on the boards of more than two other public companies; and

  (xii)
  No candidate should serve on the boards of more than four other public companies.

        In evaluating whether to recommend a director for re-election, the Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

Selection Process

        The Committee considers qualified candidates based on all of the information obtained in the evaluation process. The Committee may develop a matrix or other tool to aid it in selecting a candidate based on the candidate's attributes, the mix of attributes of existing directors, and the attributes being sought. Following a discussion of a candidate's attributes, and taking into consideration the information gathered during the evaluation process and the needs of the Board and the Company at the time, the Committee decides whether to recommend a potential nominee to the full Board for election. Final selection of a nominee recommended by the Committee is determined by the full Board.

APPENDIX B

SUPERIOR ESSEX INC. AMENDED AND RESTATED 2005 INCENTIVE PLAN

ARTICLE 1 PURPOSE		B-5
1.1	General	B-5
ARTICLE 2 DEFINITIONS		B-5
2.1	Definitions	B-5
ARTICLE 3 EFFECTIVE TERM OF PLAN		B-10
3.1	Effective Date	B-10
ARTICLE 4 ADMINISTRATION		B-10
4.1	Committee	B-10
4.2	Actions and Interpretations by the Committee	B-10
4.3	Authority of Committee	B-11
4.4	Award Certificates	B-12
ARTICLE 5 SHARES SUBJECT TO THE PLAN		B-12
5.1	Number of Shares	B-12
5.2	Share Counting	B-12
5.3	Stock Distributed	B-12
5.4	Limitation on Awards	B-13
5.5	Minimum Vesting Requirements	B-13
ARTICLE 6 ELIGIBILITY		B-13
6.1	General	B-13
ARTICLE 7 STOCK OPTIONS		B-13
7.1	General	B-13
7.2	Incentive Stock Options	B-14
ARTICLE 8 STOCK APPRECIATION RIGHTS		B-14
8.1	Grant of Stock Appreciation Rights	B-14
ARTICLE 9 PERFORMANCE AWARDS		B-14
9.1	Grant of Performance Awards	B-14
9.2	Performance Goals	B-14
9.3	Right to Payment	B-15
9.4	Other Terms	B-15
ARTICLE 10 RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS		B-15
10.1	Grant of Restricted Stock and Restricted Stock Units	B-15
10.2	Issuance and Restrictions	B-15
10.3	Forfeiture	B-15

10.4	Delivery of Restricted Stock	B-16
ARTICLE 11 DEFERRED STOCK UNITS		B-16
11.1	Grant of Deferred Stock Units	B-16
ARTICLE 12 DIVIDEND AND INTEREST EQUIVALENTS		B-16
12.1	Grant of Dividend Equivalents	B-16
12.2	Grant of Interest Equivalents	B-16
ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS		B-16
13.1	Grant of Stock or Other Stock-Based Awards	B-16
ARTICLE 14 QUALIFIED PERFORMANCE-BASED AWARDS		B-17
14.1	Options and Stock Appreciation Rights	B-17
14.2	Other Awards	B-17
14.3	Performance Goals	B-18
14.4	Inclusions and Exclusions from Performance Criteria	B-18
14.5	Certification of Performance Goals	B-18
ARTICLE 15 PROVISIONS APPLICABLE TO AWARDS		B-19
15.1	Stand-Alone and Tandem Awards	B-19
15.2	Term of Awards	B-19
15.3	Form of Payment for Awards	B-19
15.4	Limits on Transfer	B-19
15.5	Beneficiaries	B-19
15.6	Stock Certificates	B-19
15.7	Acceleration upon Death, Disability or Retirement	B-20
15.8	Acceleration Upon a Change in Control	B-20
15.9	Discretionary Acceleration	B-20
15.10	Termination of Employment	B-20
15.11	Forfeiture Events	B-20
15.12	Substitute Awards	B-21
ARTICLE 16 CHANGES IN CAPITAL STRUCTURE		B-21
16.1	Mandatory Adjustments	B-21
16.2	Discretionary Adjustments	B-21
16.3	General	B-21
ARTICLE 17 AMENDMENT, MODIFICATION AND TERMINATION		B-22
17.1	Amendment, Modification and Termination	B-22
17.2	Awards Previously Granted	B-22

ARTICLE 18 GENERAL PROVISIONS		B-22
18.1	No Rights to Awards; Non-Uniform Determinations	B-22
18.2	No Stockholder Rights	B-23
18.3	Withholding	B-23
18.4	Special Provisions Related to Section 409A of the Code	B-23
18.5	No Right to Continued Service	B-24
18.6	Unfunded Status of Awards	B-24
18.7	Relationship to Other Benefits	B-24
18.8	Expenses	B-24
18.9	Titles and Headings	B-24
18.10	Gender and Number	B-24
18.11	Fractional Shares	B-24
18.12	Government and Other Regulations	B-24
18.13	Governing Law	B-25
18.14	Additional Provisions	B-25
18.15	No Limitations on Rights of Company	B-25
18.16	Indemnification	B-25
18.17	Foreign Participants	B-25
18.18	Notice	B-26
18.19	Inurement of Rights and Obligations	B-26
18.20	Costs and Expenses	B-26

SUPERIOR ESSEX INC.
AMENDED AND RESTATED 2005 INCENTIVE PLAN

ARTICLE 1
PURPOSE

        1.1.    GENERAL.    The Superior Essex Inc. Amended and Restated 2005 Incentive Plan is designed to:

  •
  focus management on business performance that creates stockholder value;

  •
  encourage innovative approaches to the business of the Company;

  •
  reward for results;

  •
  encourage ownership of Superior Essex common stock by management; and

  •
  encourage taking appropriate risks with an opportunity for higher reward.

ARTICLE 2
DEFINITIONS

        2.1.    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

        (a)   "Affiliate" means (i) any Subsidiary or Parent, or (ii) any entity of which the Company owns or controls, directly or indirectly, 10% of more of the outstanding shares of stock entitled to vote for the election of directors, or of comparable equity participation and voting power.

        (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

        (c)   "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause" means, with respect to a Participant's termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or where there is such an agreement but it does not define "cause" (or words of like import)), (i) a Participant's gross negligence or willful misconduct with regard to the Company or an Affiliate or their assets, (ii) a Participant's misappropriation or fraud with regard to the Company or an Affiliate or their assets (other than good-faith expense account disputes), (iii) a Participant's willful and continued failure to substantially perform the Participant's duties (other than any such failure resulting from incapacity due to physical or mental illness), which is not remedied within 10 days of delivery of notice to the Participant thereof, (iv) a Participant's conviction of, or the pleading of guilty or nolo contendere to, a felony or criminal offense punishable by a term of imprisonment (other than a traffic violation), or (v) the Participant's willful violation of any written policy of the Company or an

Affiliate or breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or an Affiliate (other than a violation or breach, as the case may be, which is insubstantial or insignificant, taking into account all of the circumstances); or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines "cause" (or words of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a Change in Control, such definition of "cause" shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control "cause" shall be defined as provided in subsection (a) above. With respect to a Participant's termination of directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of "Cause" shall be conclusive on the Participant and the Company.

        (f)    "Change in Control" unless otherwise determined by the Committee in the applicable Award Certificate, a "Change in Control" shall be deemed to have occurred after the Effective Date:

          (i)    upon any "person" as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by all of the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

          (ii)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (x) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this section, or (y) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (the "Incumbent Directors"), cease for any reason to constitute at least a majority of the Board;

          (iii)  upon the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the "Surviving Entity")) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such merger, consolidation or sale;

          (iv)  upon the approval by the Company's stockholders of a plan of complete liquidation or dissolution of the Company; or

          (v)   if a Participant is primarily employed in the Company's OEM Group or the Company's Communications Group (the Participant's "Primary Group"), a Change in Control shall also mean: (i) the sale of all or substantially all of the assets of the Participant's Primary Group to an unrelated entity; (ii) the sale of all of the outstanding voting securities of an entity holding all or substantially all of the assets of the Participant's Primary Group (a "Primary Group Entity") to an unrelated entity; or (iii) the merger or consolidation of a Primary Group Entity into an unrelated entity; provided, however, that no Change in Control shall be deemed to occur if Good Reason has not occurred with respect to the Participant. For purposes of this subsection (v), an "unrelated entity" is an entity (1) with respect to which more than fifty percent (50%) of such entity is not owned, directly or indirectly, by the Company or any of its majority-owned subsidiaries immediately prior to the time of the determination of whether there has occurred a Change in Control; or (2) which is not an employee benefit plan (or related trust) of the Company or any of its majority-owned subsidiaries.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

        (h)   "Committee" means the committee of the Board described in Article 4.

        (i)    "Company" means Superior Essex Inc., a Delaware corporation, or any successor corporation.

        (j)    "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

        (k)   "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

        (l)    "Deferred Stock Unit" means a right granted to a Participant under Article 11 to receive Shares of Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

        (m)  "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

        (n)   "Dividend Equivalent" means a right granted to a Participant under Article 12.

        (o)   "Effective Date" has the meaning assigned such term in Section 3.1.

        (p)   "Eligible Participant" means an employee, officer, consultant or director of the Company or any Affiliate.

        (q)   "Exchange" means the Nasdaq National Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

        (r)   "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

        (s)   "Full Value Award" means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

        (t)    "Good Reason" means, with respect to a Participant's termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or where there is such an agreement but it does not define "good reason" (or words of like import)), without the Participant's consent: (i) a reduction in the Participant's base salary as then in effect, or (ii) a material reduction, measured in terms of aggregate value rather than on an individual benefit basis, of employee benefits to which the Participant is entitled (other than an overall reduction in benefits that affects substantially all fulltime employees of the Company and its Affiliates); provided that any event described in clause (i) or (ii) above shall constitute Good Reason only if the Company fails to cure such event within 20 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant's knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines "good reason" (or words of like import), "good reason" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "good reason" only applies on occurrence of a Change in Control, such definition of "good reason" shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control "good reason" shall be defined as provided in subsection (a) above.

        (u)   "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

        (v)   "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

        (w)  "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

        (x)   "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

        (y)   "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

        (z)   "Other Stock-Based Award" means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

        (aa) "Parent" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

        (bb) "Participant" means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 15.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law.

        (cc) "Performance Award" means Performance Shares or Performance-Based Cash Awards granted pursuant to Article 9.

        (dd) "Performance-Based Cash Award" means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

        (ee) "Performance Share" means any right granted to a Participant under Article 9 to a share to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

        (ff)  "Person" means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

        (gg) "Plan" means this Superior Essex Inc. Amended and Restated 2005 Incentive Plan, as amended or supplemented from time to time.

        (hh) "Qualified Performance-Based Award" means an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

        (ii)   "Qualified Business Criteria" means one or more of the Business Criteria listed in Section 14.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

        (jj)   "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

        (kk) "Restricted Stock Unit Award" means the right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

        (ll)   "Retirement" with respect to a participant in the Company's Senior Executive Retirement Plan ("SERP"), means termination of service under circumstances in which the Participant is entitled to unreduced benefits under the SERP. Otherwise, Retirement means a Participant's voluntary termination of employment or consultancy at or after age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant. With respect to a Participant's termination of service as a director, Retirement means the failure to stand for reelection or other retirement as a director after a Participant has attained age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant.

        (mm)  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

        (nn) "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 16.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 16.1.

        (oo) "Stock" means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

        (pp) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

        (qq) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

        (rr)  "1933 Act" means the Securities Act of 1933, as amended from time to time.

        (ss)  "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

        3.1    EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by the stockholders of the Company (the "Effective Date"). No further grants may be made under this Plan after the 10th anniversary of the Effective Date.

ARTICLE 4
ADMINISTRATION

        4.1.    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee administering the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

        4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        4.3.    AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

        (a)   Grant Awards;

        (b)   Designate Participants;

        (c)   Determine the type or types of Awards to be granted to each Participant;

        (d)   Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

        (e)   Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

        (f)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

        (g)   Prescribe the form of each Award Certificate, which need not be identical for each Participant;

        (h)   Decide all other matters that must be determined in connection with an Award;

        (i)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

        (j)    Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

        (k)   Amend the Plan or any Award Certificate as provided herein; and

        (l)    Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

        Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of the Company's Director Compensation Plan, or any successor plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

        Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate Eligible Participants (other than Non-Employee Directors) to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board or the Committee regarding the delegated duties and responsibilities and any Awards so granted.

        4.4.    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

        5.1.    NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) 500,000, plus (ii) Shares underlying awards outstanding under the Plan as of May 3, 2007, plus (iii) Shares remaining available for issuance, if any, under the Plan as of May 2, 2007 (including pursuant to the adjustments described in Section 5.2), plus (iv) a number of additional Shares underlying awards outstanding under the Company's 2003 Stock Incentive Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, plus (v) a number of additional Shares delivered or withheld on or after May 3, 2007 to cover the exercise price and/or satisfy tax withholding obligations with respect to awards outstanding under the 2003 Stock Incentive Plan. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 250,000.

        5.2.    SHARE COUNTING.    Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

        (a)   To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.

        (b)   Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

        (c)   Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan.

        (d)   If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued to the Participant in excess of the Shares tendered (by delivery or attestation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

        (e)   To the extent that the full number of Shares subject to an Option or SAR is not issued for any reason, including by reason of net-settlement of the Award, only the number of Shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

        (f)    To the extent that the maximum number of Shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance goals, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

        (g)   Substitute Awards granted pursuant to Section 15.12 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

        5.3.    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        5.4.    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 16.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000. The maximum aggregate number of Shares underlying Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 300,000. The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $3,000,000.

        5.5.    MINIMUM VESTING REQUIREMENTS.    Except in the case of substitute Awards granted pursuant to Section 15.12 or Awards granted as an inducement to join the Company or an Affiliate as a new employee to replace forfeited awards from a former employer, Full-Value Awards granted under the Plan to an employee, officer or consultant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Full Value Awards in the event of the Participant's death, Retirement, Disability, termination without Cause or resignation for Good Reason, or the occurrence of a Change in Control.

ARTICLE 6
ELIGIBILITY

        6.1.    GENERAL.    Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an "eligible issuer of service recipient stock" within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

        7.1.    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

        (a)    EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option (other than an Option issued as a substitute Award pursuant to Section 15.12) shall not be less than the Fair Market Value as of the Grant Date.

        (b)    PROHIBITION ON REPRICING.    Except as otherwise provided in Article 16, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

        (c)    TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

        (d)    PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

        (e)    EXERCISE TERM.    Except for Nonstatutory Stock Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

        (f)    NO DEFERRAL FEATURE.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

        7.2.    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

        8.1.    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

        (a)    RIGHT TO PAYMENT.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive upon exercise, a payment in cash or Shares equal to the excess, if any, of:

  (1)
  The Fair Market Value of one Share on the date of exercise; over

  (2)
  The base value of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

        (b)    PROHIBITION ON REPRICING.    Except as otherwise provided in Article 16, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

        (c)    EXERCISE TERM.    Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

        (d)    NO DEFERRAL FEATURE.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the SAR.

        (e)    OTHER TERMS.    The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee.

ARTICLE 9
PERFORMANCE AWARDS

        9.1.    GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant Performance Shares or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee.

        9.2.    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

        9.3.    RIGHT TO PAYMENT.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

        9.4.    OTHER TERMS.    The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Awards shall be determined by the Committee. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        10.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 5.4.

        10.2.    ISSUANCE AND RESTRICTIONS.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the "Restriction Period"). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to stockholders or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.

        10.3.    FORFEITURE.    Except as provided in an Award Certificate or otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

        10.4.    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DEFERRED STOCK UNITS

        11.1.    GRANT OF DEFERRED STOCK UNITS.    The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

ARTICLE 12
DIVIDEND AND INTEREST EQUIVALENTS

        12.1.    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal in value to the cash dividends that would have been paid with respect to all or a portion of the number of Shares subject to a Full Value Award, if such Shares had been outstanding, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

        12.2.    GRANT OF INTEREST EQUIVALENTS.    The Committee is authorized to grant Interest Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Interest Equivalents shall entitle the Participant to receive payments equal to a stated rate of return on the value of an outstanding Award, as determined by the Committee. The Committee may provide that Interest Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Interest Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the first calendar year in which the Participant's right to such Interest Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

        13.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation

Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.

ARTICLE 14
QUALIFIED PERFORMANCE-BASED AWARDS

        14.1.    OPTIONS AND STOCK APPRECIATION RIGHTS.    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

        14.2.    OTHER AWARDS.    When granting an Award other than an Option or a Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department, function or combination thereof within the Company or an Affiliate:

  •
  Revenue

  •
  Sales

  •
  Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

  •
  Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

  •
  Net income (before or after taxes, operating income or other income measures)

  •
  Cash (cash flow, cash generation or other cash measures)

  •
  Stock price or performance

  •
  Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

  •
  Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

  •
  Market share

  •
  Improvements in capital structure

  •
  Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

  •
  Business expansion or consolidation (acquisitions and divestitures)

  •
  Internal rate of return or increase in net present value

  •
  Working capital targets relating to inventory and/or accounts receivable

  •
  Planning accuracy (as measured by comparing planned results to actual results)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that undergoes a corporate event or transaction of a kind described in Article 16 or that files a petition for bankruptcy during a measurement period shall be disregarded from and after such event. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

        14.3.    PERFORMANCE GOALS.    Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

        14.4.    INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.    The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance will include or exclude or otherwise objectively adjust for specified events that occur during a performance period, which may include, but are not limited to any of the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        14.5.    CERTIFICATION OF PERFORMANCE GOALS.    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 14.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 14.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

ARTICLE 15
PROVISIONS APPLICABLE TO AWARDS

        15.1.    STAND-ALONE AND TANDEM AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan. Subject to Section 17.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        15.2.    TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, where required by Code Section 422 in the case of certain Incentive Stock Options, five years from its Grant Date).

        15.3.    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

        15.4.    LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 15.4 shall be null and void.

        15.5.    BENEFICIARIES.    Notwithstanding Section 15.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

        15.6.    STOCK CERTIFICATES.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

        15.7.    ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant's death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant's outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant's outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant's outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 18.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to fail to meet the requirements of Section 422 of the Code, the such disqualified Options shall be deemed to be Nonstatutory Stock Options.

        15.8.    ACCELERATION UPON A CHANGE IN CONTROL.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be pro rata payout to Participants within thirty (30) days following the date of the Change in Control (unless a later date is required by Section 18.4 hereof) based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control.

        15.9.    DISCRETIONARY ACCELERATION.    Regardless of whether an event has occurred as described in Section 15.7 or 15.8 above, and subject to Article 14 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, all or a portion of such Participant's Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant's outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.9.

        15.10.    TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to cease to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

        15.11.    FORFEITURE EVENTS.    The Committee may specify in an Award Certificate that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, termination of employment for cause, violation of material Company or

Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

        15.12.    SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16
CHANGES IN CAPITAL STRUCTURE

        16.1.    MANDATORY ADJUSTMENTS.    In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

        16.2.    DISCRETIONARY ADJUSTMENTS.    Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 16.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

        16.3.    GENERAL.    Any discretionary adjustments made pursuant to this Article 16 shall be subject to the provisions of Section 17.2. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17
AMENDMENT, MODIFICATION AND TERMINATION

        17.1.    AMENDMENT, MODIFICATION AND TERMINATION.

          (a)   The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

          (b)   No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price or base value of such Award).

        17.2.    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

          (a)   Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

          (b)   The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company; and

          (c)   Except as otherwise provided in Article 16, the exercise price of an Option or the base price of a SAR may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

ARTICLE 18
GENERAL PROVISIONS

        18.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

        18.2.    NO STOCKHOLDER RIGHTS.    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the Award.

        18.3.    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

        18.4.    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

          (a)   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason the occurrence of a Change in Control or the Participant's Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of "change in control event," "disability" or "separation from service," as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

          (b)   If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

          (c)   Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

            (i)    if the payment or distribution is payable in a lump sum, the Participant's right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service; and

            (ii)   if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated and the Participant's right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

        For purposes of this Plan, the term "Specified Employee" has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan."

        18.5.    NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

        18.6.    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

        18.7.    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless specifically provided otherwise in such other plan.

        18.8.    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

        18.9.    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        18.10.    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        18.11.    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

        18.12.    GOVERNMENT AND OTHER REGULATIONS.

          (a)   Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

          (b)   Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

        18.13.    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

        18.14.    ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

        18.15.    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

        18.16.    INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        18.17.    FOREIGN PARTICIPANTS.    In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 18.17 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

        18.18.    NOTICE.    Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

        18.19.    INUREMENT OF RIGHTS AND OBLIGATIONS.    The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

        18.20.    COSTS AND EXPENSES.    Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

FORM OF PROXY

SUPERIOR ESSEX INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREOWNERS
MAY 6, 2008

Cobb Galleria Centre
Two Galleria Parkway, Suite 120
Atlanta, Georgia

The undersigned shareowner(s) of Superior Essex Inc., a Delaware corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Stephen M. Carter, David S. Aldridge and Barbara L. Blackford, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareowners of the Company to be held on May 6, 2008 at 1:00 p.m., Eastern Time, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

1.	Election of Directors with terms expiring in 2011.
	FOR	AGAINST	ABSTAIN
	Stephanie W. Bergeron ☐	☐	☐
	Thomas H. Johnson ☐	☐	☐
	Perry J. Lewis ☐	☐	☐
The board of directors Recommends a Vote FOR each of the nominees.

2.	To approve the amendment to the Superior Essex Inc. Amended and Restated	☐ FOR
	2005 Incentive Plan to increase the number of shares available	☐ AGAINST
	by 500,000.	☐ ABSTAIN
The board of directors Recommends a Vote FOR approval of the amendment to the Superior Essex Inc. 2005 Amended and Restated Incentive Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as	☐ FOR
	the Company's independent registered public accounting firm	☐ AGAINST
	for 2008.	☐ ABSTAIN
The board of directors Recommends a Vote FOR ratification.

NOTE: With respect to such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received, this proxy will be voted in the discretion of the named proxies.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR LISTED IN ITEM 1 AND "FOR" THE PROPOSALS LISTED IN ITEMS 2 AND 3 ABOVE.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF SHAREOWNER	DATE:

SIGNATURE OF SHAREOWNER	DATE:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREOWNERS OF SUPERIOR ESSEX INC.

SUPERIOR ESSEX INC. 150 Interstate North Parkway Atlanta, Georgia 30339
QUESTIONS AND ANSWERS ABOUT THE PROXY INFORMATION AND THE ANNUAL MEETING
GOVERNANCE OF OUR COMPANY
COMPENSATION OF DIRECTORS
PROPOSALS REQUIRING YOUR VOTE
ITEM 1: ELECTION OF DIRECTORS
ITEM 2: AUTHORIZE AN AMENDMENT TO THE 2005 INCENTIVE PLAN
ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF THE NAMED EXECUTIVES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
DELIVERY OF THIS PROXY STATEMENT
APPENDIX A SUPERIOR ESSEX INC. POLICY REGARDING EVALUATION OF DIRECTOR CANDIDATES
APPENDIX B SUPERIOR ESSEX INC. AMENDED AND RESTATED 2005 INCENTIVE PLAN

ARTICLE 16 CHANGES IN CAPITAL STRUCTURE
ARTICLE 17 AMENDMENT, MODIFICATION AND TERMINATION
ARTICLE 18 GENERAL PROVISIONS